Exhibit 4.2

EXECUTION VERSION

Cheniere Energy, Inc.

as Issuer

The Bank of New York Mellon

as Trustee

First Supplemental Indenture

Dated as of March 9, 2015

to the Indenture dated as of

March 9, 2015

4.25% Convertible Senior Notes due 2045

i

ii

FIRST SUPPLEMENTAL INDENTURE, dated as of March 9, 2015 (this “Supplemental Indenture”), between CHENIERE ENERGY, INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”), under the Indenture, dated as of March 9, 2015, between the Company and the Trustee (the “Base Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have heretofore entered into the Base Indenture to provide, among other things, for the issuance, from time to time, of the Company’s Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, under the Base Indenture, a new series of Securities may at any time be established by an indenture supplemental to the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company has authorized the creation and issuance under this Supplemental Indenture of its 4.25% Convertible Senior Notes due 2045 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this Supplemental Indenture, and that all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed and delivered by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the benefit of the Company and the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Scope of Supplemental Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Company with respect to), the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture (or govern the rights of the Holders or the obligations of the Company with respect to any such other Securities) unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall, with respect to the Notes, supersede any corresponding provisions in the Base Indenture solely to the extent inconsistent therewith. Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Notes and govern the rights of the Holders and the obligations of the Company and the Trustee with respect thereto.

Section 1.02 Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular; and

(ii) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture and all words, terms and phrases defined in both the Base Indenture and the Supplemental Indenture shall have the meanings ascribed thereto in the Supplemental Indenture.

“Accreted Amount” means, as of any date of determination, the amount per $1,000 principal amount of the Notes as determined as of such date and calculated in accordance with Exhibit B hereto. For the avoidance of doubt, the Accreted Amount on the Maturity Date will be $1,000 per $1,000 principal amount of the Notes.

“Additional Shares” has the meaning specified in Section 4.07(a).

“Adjustment Event” means any event that requires an adjustment to the Conversion Rate pursuant to Section 4.04(a), (b), (c), (d), (e) and (h), Section 4.06(b), Section 4.07(a) and Section 4.08(a).

“Agent Members” has the meaning specified in Section 2.02(c).

“Applicable Procedures” of a Depositary means, with respect to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Averaging Period” has the meaning specified in Section 4.04(e).

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture, as such instrument may be amended and supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Bid Solicitation Agent” means the Company or an independent nationally recognized investment banking firm as may be appointed, from time to time, by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 4.01(b)(2).

“Board of Directors” means the board of directors of the Company or a committee of such board of directors duly authorized to act for it hereunder.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash Settlement” has the meaning set forth in Section 4.03(a).

“Cash Settlement Averaging Period” means, with respect to any Note: (x) subject to clause (y), the 25 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately following the related Conversion Date; (y) if such Note is converted in connection with a redemption under Section 3.09, the 15 consecutive VWAP Trading Day period beginning on, and including, the 17th Scheduled Trading Day preceding the Redemption Date; and (z) subject to clause (y), for any Note having a Conversion Date occurring during the period beginning on, and including, the 30th Scheduled Trading Day preceding the Maturity Date and ending at the Close of Business on the second Scheduled Trading Day immediately prior to the Maturity Date, the 25 consecutive VWAP Trading Days beginning on, and including, the 27th Scheduled Trading Day prior to the Maturity Date or, if such day is not a VWAP Trading Day, the immediately following VWAP Trading Day.

“Clause A Distribution” has the meaning specified in Section 4.04(c).

“Clause B Distribution” has the meaning specified in Section 4.04(c).

“Clause C Distribution” has the meaning specified in Section 4.04(c).

“Close of Business” means 5:00 p.m., New York City time.

“Combination Settlement” has the meaning specified in Section 4.03(a).

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock, par value $0.003 per share, of the Company authorized at the date of this Supplemental Indenture as originally executed (other than with respect to the rights thereof, which may be amended or modified at any time in accordance with the constituent documents of the Company) or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of the Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“common stock” includes any stock of any class of Capital Stock that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the issuer thereof and that is not subject to redemption by the issuer thereof.

“Company” has the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Section 9.02, shall include its successors and assigns.

“Conversion Agent” means the office or agency designated by the Company where Notes may be presented for conversion, which shall initially be the Trustee.

“Conversion Date” has the meaning specified in Section 4.02(b).

“Conversion Notice” has the meaning specified in Section 4.02(b).

“Conversion Obligation” has the meaning specified in Section 4.01(a).

“Conversion Price” means, in respect of each Note, as of any date, $1,000 divided by the Conversion Rate in effect on such date.

“Conversion Rate” means initially 7.2265 shares of Common Stock per $1,000 principal amount of Notes, subject to an Adjustment Event as set forth herein.

“Conversion Rights Termination Notice” has the meaning specified in Section 4.05.

“Conversion Termination Date” has the meaning specified in Section 4.05.

“Conversion Termination Threshold” means, with respect to a Trading Day, the Daily VWAP being greater than or equal to 130% of the Conversion Price then in effect for each of at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending on, and including, such Trading Day.

“Conversion Termination Trigger Period” has the meaning specified in Section 4.05.

“Custodian” means the Trustee, as custodian with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Daily Conversion Value” means, (x) for any conversion of Notes in connection with a redemption under Section 3.09, for any of the 15 consecutive VWAP Trading Days during any Cash Settlement Averaging Period, one-fifteenth (1/15th) of the product of (i) the Conversion Rate in effect on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day, and (y) for any other conversion of Notes, for any of the 25 consecutive VWAP Trading Days during any Cash Settlement Averaging Period, one-twenty-fifth (1/25th) of the product of (i) the Conversion Rate in effect on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day.

“Daily Settlement Amount” means, for any of the 25 (or, in the case of a conversion of Notes in connection with a redemption under Section 3.09, 15) consecutive VWAP Trading Days during a Cash Settlement Averaging Period, an amount consisting of:

(a) cash equal to the lesser of (i) the Daily Specified Dollar Amount and (ii) the Daily Conversion Value for such VWAP Trading Day; and

(b) if the Daily Conversion Value exceeds the Daily Specified Dollar Amount, a number of shares of Common Stock equal to the quotient of (i) the difference between the Daily Conversion Value and the Daily Specified Dollar Amount, divided by (ii) the Daily VWAP for such VWAP Trading Day.

“Daily Specified Dollar Amount” means the quotient of the Specified Dollar Amount divided by 25 (or, in the case of a conversion of Notes in connection with a redemption under Section 3.09, 15).

“Daily VWAP” means, for any VWAP Trading Day, the per-share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “LNG.Q <equity>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the trading hours of the regular trading session.

“Definitive Note” means a Note that is not a Global Note that is in definitive, fully registered form, without interest coupons.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Distributed Property” has the meaning specified in Section 4.04(c).

“Effective Date” means (i) with respect to a Make-Whole Fundamental Change occurring on or prior to March 15, 2020, the date on which the Make-Whole Fundamental Change occurs or becomes effective or (ii) with respect to any conversion in connection with a termination of conversion rights under Section 4.05 on or prior to March 15, 2020, the first date on which the Conversion Termination Threshold was met during the 30 Trading Day period immediately preceding the date on which the related Conversion Rights Termination Notice is provided to Holders by the Company.

“Equity Conditions” has the meaning specified in Section 4.05.

“Equity Conditions Measuring Period” has the meaning specified in Section 4.05.

“Event of Default” has the meaning specified in Section 6.02.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” means:

(1) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) other than the Company or its Subsidiaries that files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(2) consummation of (A) any recapitalization, reclassification or change of the Company’s Common Equity (other than changes resulting from a subdivision or combination) pursuant to which the Company’s Common Equity would be converted into, or exchanged for, or represent solely the right to receive, shares, stock, other securities, other property or assets (including cash or any combination thereof), (B) any share exchange, consolidation, merger or similar event involving the Company pursuant to which the Company’s Common Equity will be converted into, or exchanged for, or represent solely the right to receive, shares, stock, other securities, other property or assets (including cash or any combination thereof) or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s wholly owned Subsidiaries (any such share exchange, consolidation, merger, similar event, transaction or series of transactions being referred to in this clause (2) as an “event”); provided, however, that any such event described in clause (A) or (B) above (i) where the Persons that “beneficially owned,” directly or indirectly the voting shares of the Company, immediately prior to such event “beneficially own”, directly or indirectly, more than 50% of the total voting power of all outstanding classes of voting shares or stock of the continuing or surviving Person or transferee or the parent thereof immediately after such event and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction, or (ii) effected solely to change the Company’s jurisdiction of incorporation or to form a holding company for the Company and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into shares of common stock or other Common Equity interests of the surviving entity (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ rights) will not constitute a Fundamental Change;

(3) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company (other than a transaction described in clause (2) above); or

(4) the Common Stock ceases to be listed or quoted on NYSE MKT, The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Notwithstanding the foregoing, a transaction or series of transaction described in clause (1) or clause (2) above (whether or not giving effect to the proviso in clause (2)) shall not constitute a Fundamental Change if at least 80% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in connection with such transaction or transactions consists of common shares that are traded on NYSE MKT, The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following such transaction, and, as a result of such transaction or transactions, such consideration will constitute Reference Property. For the avoidance of doubt, a transaction or a series of transactions that is not considered a “Fundamental Change” pursuant to this paragraph shall not be a “Fundamental Change” solely because such event could also be described by clause (1) or clause (2) above.

“Fundamental Change Company Notice” has the meaning specified in Section 3.02(b).

“Fundamental Change Expiration Time” has the meaning specified in Section 3.02(a).

“Fundamental Change Purchase Date” has the meaning specified in Section 3.02(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.02(a).

“Fundamental Change Purchase Price” has the meaning specified in Section 3.02(a).

“Global Note” means a Note in global form that evidences all or part of the Notes and is authenticated and delivered to, and registered in the name of, the Depositary for such Notes.

“Holder” means a Person in whose name a Note is registered in the Note Register.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture, as supplemented pursuant to the applicable provisions of the Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each March 15 and September 15 of each year, beginning on September 15, 2015.

“Issue Date” means, with respect to the Notes, March 9, 2015.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Link LLC or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Stock on the relevant Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. Any such determination will be conclusive absent manifest error.

“Make-Whole Fundamental Change” means any event that (i) is a Fundamental Change or (ii) would be a Fundamental Change, but for the exclusion in section (i) of the proviso in clause (2) of the definition thereof.

“Market Disruption Event” means, if the Common Stock is listed for trading on NYSE MKT or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one half-hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Maturity Date” means, with respect to any Note and the payment of the principal amount thereof, March 15, 2045.

“Measurement Period” has the meaning specified in Section 4.01(b).

“Merger Event” has the meaning specified in Section 4.08(a).

“Merger Event Supplemental Indenture” has the meaning specified in Section 4.08(a).

“Notes” has the meaning specified in the third paragraph of the Recitals of this Supplemental Indenture.

“NYSE MKT” means NYSE MKT LLC (including each successor thereto).

“Offer Expiration Date” has the meaning specified in Section 4.04(e) .

“Open of Business” means 9:00 a.m., New York City time.

“Outstanding” means any Notes authenticated by the Trustee except (i) Notes cancelled by it, (ii) Notes delivered to it for cancellation and (iii)(A) Notes replaced pursuant to Section 3.6 of the Base Indenture, on and after the time such Note is replaced (unless the Trustee and the

Company receive proof satisfactory to them that such Note is held by a bona fide purchaser), (B) Notes converted pursuant to Article 4, on and after their Conversion Date, (C) any and all Notes, as of the Maturity Date, if the Paying Agent holds, in accordance with the Indenture, money sufficient to pay all of the Notes then payable, and (D) any and all Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver or other action that is to be made by a requisite principal amount of Outstanding Notes, only such Notes which a Responsible Officer of the Trustee knows to be so owned shall be disregarded.

“Paying Agent” has the meaning set forth in the Base Indenture and shall be the Person authorized by the Company to pay the principal amount of, interest on, Redemption Price of, or Fundamental Change Purchase Price of, any Notes on behalf of the Company. The Paying Agent shall initially be the Trustee.

“Physical Settlement” has the meaning specified in Section 4.03(a).

“Reference Property” has the meaning specified in Section 4.08(a).

“Regular Record Date” means, with respect to any Interest Payment Date, the March 1 or the September 1 (in each case, regardless of whether a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Reporting Event of Default” has the meaning specified in Section 6.04(a).

“Rule 144” means Rule 144 under the Securities Act, or any similar successor rule or regulation, as amended from time to time.

“Scheduled Trading Day” means a day that is scheduled to be a trading day on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Amount” has the meaning specified in Section 4.03(a)(2).

“Settlement Election” has the meaning specified in Section 4.03(a)(1).

“Settlement Election Notice” has the meaning specified in Section 4.03(a)(1).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected by the Company. The Settlement Method shall initially be Combination Settlement until elected otherwise by the Company.

“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the original date of issuance of the Notes.

“Specified Dollar Amount” means an amount of cash per $1,000 principal amount of converted Notes equal to $1,000; provided that in the event of the delivery of any Settlement Election Notice specifying a different Specified Dollar Amount pursuant to Section 4.03(a)(1), during the period during which such Settlement Election Notice is effective, the Specified Dollar Amount shall be as specified in such Settlement Election Notice.

“Specified Dollar Amount Election” has the meaning specified in Section 4.03(a)(1).

“Specified Dollar Amount Election Notice” has the meaning specified in Section 4.03(a)(1).

“Spin-Off” has the meaning specified in Section 4.04(c).

“Stock Price” means (i) if the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the cash amount paid per share, (ii) with respect to any other Make-Whole Fundamental Change, the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change and (iii) with respect to any conversion in connection with a termination of conversion rights under Section 4.05, the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Days ending two Trading Days prior to the date on which the related Conversion Rights Termination Notice is provided to Holders by the Company.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of the Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person; and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (1) immediately above or (b) the only general partners of which are such Person or one or more entities described in clause (1) immediately above (or any combination thereof).

“Successor Company” has the meaning specified in Section 9.02(a).

“Supplemental Indenture” has the meaning specified in the first paragraph hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, entered into pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, including, for all purposes of this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Supplementary Interest” has the meaning specified in Section 6.04(a).

“Terminated Portion” has the meaning specified in Section 4.05(d).

“Trading Day” means a Scheduled Trading Day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on NYSE MKT or, if the Common Stock is not then listed on NYSE MKT, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5.0 million principal amount of the Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of the Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of the Notes will be deemed to be less than 98% of the product of (i) the Conversion Rate in effect on such Trading Day multiplied by (ii) the Last Reported Sale Price of the Common Stock on such Trading Day. Any such determination will be conclusive absent manifest error. If (1) the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, or the Bid Solicitation Agent fails to solicit bids when required, (2) the Company is acting as Bid Solicitation Agent and fails to obtain bids when so required or (3) the Trading Price is otherwise not determined as required, the Trading Price per $1,000 principal amount of the Notes will be deemed to be less than 98% of the product of (x) the Conversion Rate on each Trading Day on which the Company or the Bid Solicitation Agent fails to do so multiplied by (y) the Last Reported Sale Price of the Common Stock on each Trading Day on which the Company or the Bid Solicitation Agent fails to do so.

“Trigger Event” has the meaning specified in Section 4.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“U.S.” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c).

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors (or similar governing body) of such Person.

“VWAP Market Disruption Event” means (i) a failure by the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“VWAP Trading Day” means a Scheduled Trading Day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Common Stock generally occurs on NYSE MKT or, if the Common Stock is not then listed on NYSE MKT, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “VWAP Trading Day” means a Business Day.

Section 1.03 References to Interest. Any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Supplementary Interest if, in such context, Supplementary Interest is, was or would be payable pursuant to Section 6.04.

Section 1.04 References to Principal Amount. Unless otherwise indicated in this Supplemental Indenture, any reference to the principal amount of the Notes is to $1,000 principal amount at maturity of the Notes (and not the Accreted Amount of the Notes on any particular date) and references to the Conversion Price per $1,000 principal amount of Notes are to $1,000 principal amount of the Notes at maturity divided by the applicable Conversion Rate.

ARTICLE 2.

THE SECURITIES

Section 2.01 Title and Terms; Payments.

(a) Establishment; Designation. Pursuant to Section 3.1 of the Base Indenture, there is hereby established and authorized a new series of Notes under the Indenture, which series of Notes shall be designated the “4.25% Convertible Senior Notes due 2045.”

(b) Initial Issuance. Subject to Section 2.01(c), the aggregate principal amount of Notes that may initially be authenticated and delivered under the Indenture is limited to $625,000,000. In addition, the Company may execute, and the Trustee may authenticate and deliver, in each case, in accordance with Section 3.3 of the Base Indenture, an unlimited aggregate principal amount of additional Notes upon the transfer, exchange, purchase or conversion of Notes pursuant to Sections 3.4, 3.5, 3.6, 9.6 and 11.7 of the Base Indenture and Sections 3.06, 4.02 and 4.05 hereof.

(c) Further Issues. The Company may, without the consent of the Holders, issue additional Notes under the Indenture with substantially the same terms as the Notes initially issued under the Indenture (other than with respect to (i) the date of issuance, (ii) the issue price, (iii) transfer restrictions, if applicable, (iv) whether or not additional interest is payable thereon, if applicable (to the extent such additional Notes are issued with a different “CUSIP”, “ISIN” or “Common Code” number than such Notes) and (v) in the event of a partial termination of conversion rights pursuant to Section 4.05, lack of conversion rights, if applicable) in an unlimited aggregate principal amount; provided, that no such additional Notes may be issued with the same “CUSIP”, “ISIN” or “Common Code” number as other Notes unless it is so permitted in accordance with applicable law and such additional Notes are fungible with such other Notes for U.S. federal income tax purposes. Any such additional Notes will, for all purposes of the Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series as the Notes initially issued under the Indenture.

(d) Purchases. The Company and its Subsidiaries may from time to time purchase Notes in open market purchases, in negotiated transactions, or otherwise without giving prior notice to or obtaining any consent of the Holders. Any Notes purchased by the Company or any of its Subsidiaries pursuant to the foregoing sentence or otherwise will be retired and will no longer be Outstanding under the Indenture.

(e) Denominations. Pursuant to Sections 3.1 and 3.2 of the Base Indenture, the Notes will be issued only in minimum denominations of $1,000 and integral multiples thereof.

Section 2.02 Forms.

(a) In General. Pursuant to Section 2.1 of the Base Indenture, the Notes will be substantially in the form set forth in Exhibit A hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

Notwithstanding Section 2.5 of the Base Indenture, each Note will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto. Each Note will also bear a form of notice of conversion, form of fundamental change purchase notice, and form of assignment and transfer, in each case substantially in the form set forth in Attachments 1, 2, and 3, respectively, to Exhibit A hereto.

Any Note that is a Global Note will bear a legend substantially in the form of the legend set forth in Section 2.4 of the Base Indenture and shall also bear the “Schedule of Increases and Decreases in the Global Note” set forth in Annex A to Exhibit A hereto.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and control.

(b) Initial and Subsequent Form of Notes. The Company hereby initially appoints The Depository Trust Company as the Depositary for the Notes, which initially shall be issued in the form of one or more Global Notes without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary, and (ii) delivered to the Trustee as custodian for the Depositary.

So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, and except to the extent provided in Section 2.03(c), all Notes will be represented by one or more Global Notes.

(c) Global Notes. Except as expressly set forth herein and therein when such Global Note will represent the right to receive the Accreted Amount, each Global Note will represent the aggregate principal amount of the then Outstanding Notes endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Notes, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions or purchases by the Company.

Only the Trustee, or the custodian holding such Global Note for the Depositary, at the direction of the Trustee, may endorse a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of the then Outstanding Notes represented thereby, and whenever the Holder of a Global Note delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then Outstanding Notes represented by a Global Note in accordance with the Indenture and the Applicable Procedures, the Trustee, or the custodian holding such Global Note for the Depositary, at the direction of the Trustee, will endorse such Global Note to reflect such increase or decrease in the aggregate principal amount of the then Outstanding Notes represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Note or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and Cede & Co., or such other Person designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

Section 2.03 Transfer and Exchange.

(a) In General. Notwithstanding anything to the contrary in Article 3 of the Base Indenture, the Company is not required to transfer or exchange any Notes or portions thereof that have been surrendered for purchase or called for redemption in accordance with Article 3 or surrendered for conversion in accordance with Article 4, and a written form of transfer substantially in the form of the Form of Assignment and Transfer set forth in Attachment 3 to Exhibit A hereto will be deemed to be a written instrument of transfer satisfactory to the

Company and the Registrar. In the event that any Notes are issued after the date hereof pursuant to Section 2.01(c), and such Notes are subject to restrictions on transfer pursuant to the Securities Act, the form of such Global Note will set forth the terms of any such restrictions on transfer.

At such time as all interests in a Global Note have been redeemed, purchased, converted, cancelled or exchanged for Definitive Notes, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Note. At any time prior to such cancellation, if any interest in a Global Note is redeemed, purchased, converted, cancelled or exchanged for Definitive Notes, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the custodian for the Global Note, at the direction of the Trustee, to reflect such reduction.

In the event that (i) the Company exercises its right to terminate the conversion rights of less than all of the Notes represented by a Global Note pursuant to Section 4.05, and (ii) any portion of the Terminated Portion represented by such Global Note remains outstanding after the applicable Conversion Termination Date, then (x) such Global Note, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, shall be appropriately reduced by the outstanding Terminated Portion, and an endorsement shall be made on such Global Note, by the Trustee or the custodian for the Global Note, at the direction of the Trustee, to reflect such reduction and (y) a new Global Note in a principal amount equal to the Terminated Portion outstanding shall be executed and authenticated in accordance with Section 3.3 of the Base Indenture and Section 4.05(e).

(b) Global Notes. Every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of the Indenture, and each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c) Holders Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any interest (subject to Section 3.8 of the Base Indenture) on such Note at the Maturity Date, in connection with a Fundamental Change, upon redemption, upon any conversion and for all other purposes whatsoever, including delivery of shares of Common Stock on conversion, for distribution of notices to such Holders or solicitations of their consent, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Notwithstanding anything to the contrary in Section 3.5 of the Base Indenture:

(1) Each Global Note will be exchanged for Definitive Notes if the Depositary delivers notice to the Company that the Depositary is unwilling, unable or no longer permitted under applicable law to continue to act as Depositary, and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

(2) If an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Note may exchange such beneficial interest for Definitive Notes by delivering a written request to the Registrar.

(3) If the Company notifies the Trustee that it wishes to terminate and exchange all or part of a Global Note for Definitive Notes and the beneficial owners of the majority of the principal amount of such Global Note (or portion thereof) to be exchanged consent to such exchange, the Company may exchange all beneficial interests in such Global Note (or portion thereof) for Definitive Notes by delivering a written request to the Registrar.

In the case of an exchange for Definitive Notes under clause (1) above:

(A) each Global Note will be deemed surrendered to the Trustee for cancellation;

(B) the Trustee will cause each Global Note to be cancelled in accordance with the Applicable Procedures; and

(C) the Company, in accordance with Section 3.3 of the Base Indenture, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.3 of the Base Indenture, will promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Definitive Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Definitive Notes are required to bear under the Indenture.

In the case of an exchange for Definitive Notes under clause (2) above:

(A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note, in each case if and as such information is provided to the Registrar by the Depositary;

(B) the Company, in accordance with Section 3.3 of the Base Indenture, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.3 of the Base Indenture, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Definitive Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Definitive Notes are required to bear under the Indenture; and

(C) the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

In the case of an exchange for Definitive Notes under clause (3) above:

(A) the Company will deliver notice of such request to the Registrar and the Trustee, which notice will identify each owner of a beneficial interest to be exchanged, the aggregate principal amount of each such beneficial interest and the CUSIP of the relevant Global Note;

(B) the Company, in accordance with Section 3.3 of the Base Indenture, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.3 of the Base Indenture, will promptly authenticate and deliver to each such beneficial owner, Definitive Notes registered in such beneficial owner’s name having an aggregate principal amount equal to the aggregate principal amount of its exchanged beneficial interest and bearing any legends that such Definitive Notes are required to bear under the Indenture and any applicable law; and

(C) the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of each relevant Global Note to be decreased by the aggregate principal amount of the beneficial interests so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

In each of the cases described in clauses (1), (2) and (3) above, the Company may rely on the Depositary to provide all names of beneficial owners and their respective principal amounts beneficially owned and may issue Definitive Notes registered in the names and amounts so provided by the Depositary.

(d) Definitive Notes. Except to the extent otherwise provided in Section 2.03(a), Definitive Notes may be transferred or exchanged in accordance with Section 3.5 of the Base Indenture.

Section 2.04 Payments on the Notes.

(a) In General. The principal amount of each Note will accrue interest at a rate equal to 4.25% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, the Issue Date. Interest on a Note will cease to accrue upon the earliest of the Maturity Date, subject to the provisions of Article 3, any Fundamental Change Purchase Date or Redemption Date for such Note, and subject to the provisions of Article 4, any Conversion Date for such Note. Interest on any Note will be payable semi-annually in arrears on each Interest Payment Date, beginning on September 15, 2015, to the Holder of such Note as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date. As provided in Section 3.10 of the Base Indenture, interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall be obligated to pay Holders Supplementary Interest under the circumstances set forth in Section 6.04.

The Notes will mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Note will be entitled on such date to receive $1,000 in cash for each $1,000 in principal amount of then Outstanding Notes held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then Outstanding Notes.

Notwithstanding anything to the contrary, if the Maturity Date, any Interest Payment Date, Fundamental Change Purchase Date, Redemption Date or Conversion Date falls, or if any payment, delivery, notice or other action by the Company is otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional interest will accrue and no default shall occur on account of such delay.

(b) Method of Payment. The Company will pay the principal of, the Fundamental Change Purchase Price or Redemption Price for, and any cash portion of the Settlement Amount with respect to, any Definitive Note to the Holder of such Note in cash at the designated office of the Paying Agent in the Borough of Manhattan in The City of New York, New York, prior to 11:00 a.m. on the relevant payment or settlement date, as the case may be. The Company will pay any interest on any Definitive Note to the Holder of such Note (i) if such Holder holds $2,000,000 or less aggregate principal amount of Notes, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Notes, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company will pay the principal of, interest on, the Fundamental Change Purchase Price or Redemption Price for, and any cash portion of the Settlement Amount with respect to, any Global Note to the Depositary by wire transfer of immediately available funds on the relevant payment date in accordance with the Applicable Procedures.

(c) Defaulted Payments. The Company shall pay any interest on the Notes that is payable, but is not punctually paid or duly provided for, on the applicable Interest Payment Date, in accordance with Section 3.7 of the Base Indenture.

ARTICLE 3.

REDEMPTIONS AND PURCHASES

Section 3.01 No Sinking Fund. Article XII of the Base Indenture shall not apply with respect to the Notes.

Section 3.02 Purchase at Option of Holders upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Notes, or any portion thereof such that the principal amount that remains outstanding of each Note that is not purchased in full equals $1,000 or an integral multiple thereof, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 calendar days nor more than 35 calendar days following the date on which the Company delivers the Fundamental Change Company Notice, at a purchase price equal to 100% of the Accreted Amount of the Notes to be purchased as of the Fundamental Change Purchase Date, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if the Company purchases a Note on a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, the Company shall instead pay such accrued and unpaid interest on such Note on the Interest Payment Date to the Holder of record of such Note as of such Regular Record Date, and the Fundamental Change Purchase Price shall be equal to 100% of the Accreted Amount of the Notes to be purchased.

(b) On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the Holders’ right arising as a result of such Fundamental Change to have the Company purchase the Notes from the Holders.

Each Fundamental Change Company Notice shall specify:

(1) the events causing the Fundamental Change;

(2) the date of the Fundamental Change;

(3) the last date on which a Holder of the Notes may exercise the purchase right pursuant to Section 3.02;

(4) the Fundamental Change Purchase Price;

(5) the Fundamental Change Purchase Date;

(6) if applicable, the name and address of the Paying Agent and the Conversion Agent;

(7) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(8) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the terms of the Indenture; and

(9) any procedures that Holders must follow to require the Company to purchase the Notes.

Such notice shall be sent by first class mail or, in the case of any Global Notes, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing such information in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

No failure of the Company to provide the Fundamental Change Company Notice and no defect therein shall limit the purchase rights of the Holders of the Notes or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 3.02

(c) Purchases of Notes under this Section 3.02 shall be made, at the option of the Holder thereof, upon: (i) if the Notes to be purchased are Definitive Notes, delivery to the Paying Agent by the Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A and delivery of the Notes, duly endorsed for transfer, on or before the Close of Business on the second Business Day immediately preceding the Fundamental Change Purchase Date (the “Fundamental Change Expiration Time”); and (ii) if the Notes to be purchased are Global Notes, delivery of the Notes, by book-entry transfer, in compliance with the Applicable Procedures of the Depositary and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Note for purchase, in each case, by the Fundamental Change Expiration Time.

The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(1) if Definitive Notes, the certificate numbers of such Notes being delivered for purchase;

(2) the portion of the principal amount of such Notes, which must be such that the principal amount that remains outstanding of each Note that is not to be purchased in full equals $1,000 or an integral multiple thereof; and

(3) that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and the Indenture.

Notwithstanding anything herein to the contrary, any Holder delivering the Fundamental Change Purchase Notice to the Paying Agent shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.04.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(d) Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to this Section 3.02 if the Accreted Amount of the Notes has been accelerated and such acceleration has not been rescinded on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes) in accordance with Section 6.03. The Paying Agent will promptly return to the respective Holders thereof any Definitive Notes held by it during the acceleration of the Accreted Amount of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes) and shall deem to be cancelled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.03 Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice in accordance with the requirements therefor in Section 3.02, the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall thereafter be entitled to receive (unless such Fundament Change Purchase Notice is withdrawn in accordance with Section 3.04) solely the Fundamental Change Purchase Price in cash with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Purchase Date (provided the conditions in Section 3.02 have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.02.

Section 3.04 Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(1) the principal amount and Accreted Amount of the Notes with respect to which such notice of withdrawal is being submitted;

(2) if Definitive Notes have been issued, the certificate numbers of the withdrawn Notes; and

(3) the principal amount and Accreted Amount, if any, of each Note that remains subject to the Fundamental Change Purchase Notice, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple thereof;

provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures of the Depositary.

The Paying Agent will promptly return to the respective Holders thereof any Definitive Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.04.

Section 3.05 Deposit of Fundamental Change Purchase Price. Prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary of the Company or an Affiliate of the Company or any such Subsidiary is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Notes for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with the Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Notes will cease to be Outstanding and interest will cease to accrue thereon (regardless of whether book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or book-entry transfer of such Notes).

Section 3.06 Notes Purchased in Whole or in Part. Any Note that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Definitive Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.07 Covenant to Comply with Applicable Laws upon Purchase of Notes. In connection with any offer to purchase Notes under Section 3.02, the Company shall, in each case if required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under Section 3.02 to be exercised in the time and in the manner specified in Section 3.02.

Section 3.08 Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.05 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following such Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.

Section 3.09 Optional Redemption.

(a) The Company shall have the right, at the Company’s option, at any time after March 15, 2020, to redeem all or, from time to time, any part of the Notes at a Redemption Price payable in cash equal to the Accreted Amount of the Notes to be redeemed on the Redemption Date, plus any accrued and unpaid interest to, but excluding, such Redemption Date. The Company will calculate the Redemption Price.

(b) Notwithstanding Section 3.09(a), and anything to the contrary in the Indenture or the Notes, (i) if the Redemption Date with respect to a Note is after a Regular Record Date for the payment of an installment of interest and on or before the Interest Payment Date to which such Regular Record Date relates, then accrued and unpaid interest on such Note to, but excluding, such Redemption Date shall be paid, on such Redemption Date, to the Holder of such Note at the Close of Business on such Regular Record Date, and the Holder surrendering such Note for redemption shall not be entitled to any such interest unless such Holder was also the Holder of record of such Note at the Close of Business on such Regular Record Date, and (ii) in no event shall the Company redeem any Notes at a time when the Company has failed to pay interest on the Notes and such failure to pay is continuing.

(c) If any Notes selected for partial redemption are thereafter surrendered for conversion in part before the third Scheduled Trading Day prior to the Redemption Date, the converted portion of such Notes shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Notes to be redeemed by the Company, to be the portion selected for redemption. Notes that have been converted during a selection of Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection. Nothing in this Section 3.09 shall affect the right of any Holder to convert any Notes pursuant to Article 4 before the third Scheduled Trading Day prior to the Redemption Date.

(d) If less than all the Notes are to be redeemed at any time pursuant to the provisions of this Section 3.09, the particular Notes to be redeemed shall be selected by the Trustee, not more than 60 days prior to the Redemption Date, from the outstanding Notes not previously called for redemption, by lot, on a pro rata basis among the classes of Notes or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of the Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

Section 3.10 Notice of Redemption. Each notice of redemption provided pursuant to Section 11.4 of the Base Indenture shall state, in addition to the information required by such Section 11.4 to be included in such notice, (i) that Holders have the right to convert the Notes called for redemption; (ii) the Conversion Rate then in effect and, if applicable, the adjustment to such Conversion Rate in accordance with the provisions of Section 4.06; and (iii) any change in the Settlement Election that the Company shall have previously selected pursuant to Section 4.03(a)(1) with respect to Notes called for redemption that are converted. Such notice of redemption shall be provided not more than 60, and not less than 30, calendar days prior to the related Redemption Date.

ARTICLE 4.

CONVERSION

Section 4.01 Right To Convert. (a) Subject to and upon compliance with the provisions of the Indenture, each Holder shall have the right, at such Holder’s option, to convert its Notes, or any portion of its Notes such that the principal amount that remains Outstanding of each Note that is not converted in full equals $1,000 or an integral multiple thereof, into the Settlement Amount determined in accordance with Section 4.03(a) (the “Conversion

Obligation”) (x) prior to the Close of Business on the Business Day immediately preceding December 15, 2044, only upon satisfaction of one or more of the conditions described in Section 4.01(b), and (y) on or after December 15, 2044, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date. Notwithstanding anything to the contrary herein, in the event that the Notes are submitted for conversion after the date of an issuance of a Redemption Notice and on or prior to the third Scheduled Trading Day immediately preceding the related Redemption Date, such Notes will be deemed to be converted “in connection with” a redemption as described under Section 4.01(b)(6), regardless of whether the Notes are also convertible under clause (y) of the immediately preceding sentence or under any of Sections 4.01(b)(1) through 4.01(b)(5).

(b) (1) A Holder may surrender its Notes for conversion during any fiscal quarter commencing after June 30, 2015 (and only during such fiscal quarter) if the Daily VWAP of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price in effect on each Trading Day.

(2) A Holder may surrender its Notes for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 4.01(b)(2), for each Trading Day of such Measurement Period was less than 98% of the product of (i) the Conversion Rate in effect on such Trading Day multiplied by (ii) the Last Reported Sale Price of the Common Stock on such Trading Day. The Trading Price shall be determined by the Company pursuant to this Section 4.01(b)(2) and the definition of “Trading Price” set forth in Section 1.02. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to solicit secondary market bid quotations for the Notes for purposes of this Section 4.01(b)(2) unless the Company has requested it to do so; and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, to determine the Trading Price of the Notes) unless a Holder of a Note provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of (i) the Conversion Rate in effect on the next Trading Day multiplied by (ii) the Last Reported Sale Price of the Common Stock on such Trading Day. At such time, the Company shall, or shall instruct the Bid Solicitation Agent to (if other than the Company), determine the Trading Price per $1,000 principal amount of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes for a Trading Day is greater than or equal to 98% of the product of (i) the Conversion Rate in effect on such Trading Day multiplied by (ii) the Last Reported Sale Price of the Common Stock on such Trading Day. Whenever the condition to conversion set forth in this Section 4.01(b)(2) has been met, the Company will so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the condition to conversion set forth in this Section 4.01(b)(2) has been met, the condition to conversion set forth in this Section 4.01(b)(2) ceases to be met, the Company will so notify the

Holders, the Trustee and the Conversion Agent (if other than the Trustee) on the first Trading Day on which the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 98% of the product of (i) the Conversion Rate in effect on such Trading Day multiplied by (ii) the Last Reported Sale Price of the Common Stock on such Trading Day.

(3) If the Company elects to (x) issue to all or substantially all holders of the Common Stock rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of announcement of such issuance to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or (y) distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per-share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then the Company must deliver notice of such issuance or distribution, and of the Ex-Dividend Date for such issuance or distribution, to the Holders at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Holders may surrender their Notes for conversion at any time during the period beginning on the 30th Scheduled Trading Day immediately prior to the Ex-Dividend Date for such issuance or distribution and ending on the earlier of (A) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution or (B) the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time; provided, however, that Holders may not convert their Notes pursuant to this Section 4.01(b)(3) if the Company provides that Holders shall participate, at the same time and upon the same terms as holders of the Common Stock and, as a result of holding the Notes, in the relevant issuance or distribution without having to convert their Notes as if they held a number of shares of the Common Stock equal to the product of (i) the Conversion Rate in effect on the Ex-Dividend Date for such issuance or distribution multiplied by (ii) the principal amount (expressed in thousands) of Notes held by such Holder on the Ex-Dividend Date for such issuance or distribution.

(4) If (i) a Make-Whole Fundamental Change occurs or (ii) the Company is a party to (a) a consolidation, merger or binding share exchange, pursuant to which the Common Stock would be converted into cash, securities or other assets (other than any transaction effected solely to change the Company’s jurisdiction of incorporation or to form a holding company for the Company and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into shares of common stock or other Common Equity of the surviving entity (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ rights)) or (b) a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis, to another Person (other than any of the Company’s Subsidiaries), the Notes may be surrendered for conversion at any time from or after the date that is 20 Scheduled Trading Days prior to the anticipated effective date of such transaction (or, if later, the Business Day after the Company gives notice of such transaction) until the Close of Business (i) if such transaction or event is a Fundamental Change, on the Business Day immediately preceding the Fundamental Change Purchase Date, and (ii) otherwise, on the 35th Business Day immediately following the effective date for such transaction or event. The Company will notify the Holders and the Trustee of any such transaction:

(A) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 20 Scheduled Trading Days prior to the anticipated effective date of such transaction; or

(B) if the Company does not have knowledge of such transaction at least 20 Scheduled Trading Days prior to the anticipated effective date of such transaction, within two Business Days of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(5) If the Company elects to terminate the conversion rights of the Holders with respect to any of the Notes pursuant to Section 4.05, a Holder may surrender such Notes for conversion at any time on or prior to the 25th Trading Day following the date of the Conversion Rights Termination Notice, even if the Notes are not otherwise convertible at such time, after which time a Holder’s right to convert such Notes will terminate.

(6) If the Company calls any or all of the Notes for redemption pursuant to Section 3.09, a Holder may surrender for conversion any or all of its Notes that have been called for redemption at any time prior to the Close of Business on the third Scheduled Trading Day prior to the related Redemption Date, even if such Notes are not otherwise convertible at such time, after which time a Holder’s right to convert such Notes will expire unless the Company defaults in the payment of the Redemption Price.

Section 4.02 Conversion Procedures.

(a) Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures of the Depositary.

(b) To exercise the conversion privilege with respect to a beneficial interest in a Global Note, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents, if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 4.02(g) and any taxes or duties, if required, pursuant to Section 4.02(h), and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary.

(c) To exercise the conversion privilege with respect to any Definitive Notes, the Holder of such Definitive Notes shall:

(1) complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(2) deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;

(3) if required, furnish appropriate endorsements and transfer documents;

(4) if required, make any payment required under Section 4.02(g); and

(5) if required, pay all transfer or similar taxes as set forth in Section 4.02(h).

If, upon conversion of a Note, any shares of Common Stock are to be issued to a Person other than the Holder of such Note, the related Conversion Notice shall include such other Person’s name and address.

If a Note is subject to a Fundamental Change Purchase Notice, such Note may not be converted unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.04 prior to the Close of Business on the Business Day immediately prior to the Fundamental Change Repurchase Date.

For any Note, the first Business Day on which the Holder of such Note satisfies all of the applicable requirements set forth above with respect to such Note and on which conversion of such Note is not otherwise prohibited under the Indenture shall be the “Conversion Date” with respect to such Note.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that the Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the Close of Business on the Conversion Date (in the case of Physical Settlement) or the last VWAP Trading Day of the applicable Cash Settlement Averaging Period (in the case of Combination Settlement). At the Close of Business on the Conversion Date for a Note, the converting Holder shall no longer be the Holder of such Note.

(d) Endorsement. Any Notes surrendered for conversion shall, unless shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(e) Definitive Notes. If any Notes in a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

(f) Global Notes. Upon the conversion of a beneficial interest in Global Notes, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(g) Interest Due upon Conversion. If a Holder converts its Notes after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must surrender such Notes along with an amount of cash equal to the amount of interest that will be payable on such Note on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (1) if the Conversion Date follows the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if, in connection with a termination of conversion rights occurring prior to March 15, 2020 and pursuant to Section 4.05, the Company has specified a Conversion Termination Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (4) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (5) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(h) Taxes Due upon Conversion. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Section 4.03 Settlement upon Conversion.

(a) Settlement. Subject to this Section 4.03 and Section 4.08, upon conversion of any Note, the Company may elect to deliver to Holders in full satisfaction of its Conversion Obligation in respect of each $1,000 principal amount of Notes being converted: cash (“Cash Settlement”), shares of Common Stock (“Physical Settlement”) or a combination of cash and shares of Common Stock (“Combination Settlement”).

(1) Settlement Election. The Company shall from time to time make an election with respect to the Settlement Method (a “Settlement Election”) and the Specified Dollar Amount, if applicable (a “Specified Dollar Amount Election”), it chooses to satisfy its Conversion Obligation under Section 4.01. Each Settlement Election and Specified Dollar Amount Election shall be effective until the Company provides a notice of a different Settlement Election (each such notice, a “Settlement Election Notice”) or a different Specified Dollar Amount Election, if applicable (each such notice, a “Specified Dollar Amount Election Notice”), and such different Settlement Election or Specified Dollar Amount Election, if applicable, becomes effective. The Company may not make a different Settlement Election or Specified Dollar Amount Election after (x) the 30th Scheduled Trading Date preceding the Maturity Date or (y) with respect to Notes converted in connection with a termination of conversion rights or a redemption, after the Company shall have provided a Conversion Rights Termination Notice or a notice of redemption of the Notes, as applicable. As of the date of this Supplemental Indenture, the Company has made a Settlement Election of Combination Settlement with a Specified Dollar Amount Election equal to $1,000. If the Company makes a different Settlement Election or Specified Dollar Amount Election, the Company shall provide to all Holders, the Trustee and the Conversion Agent a Settlement Election Notice or Specified

Dollar Amount Election Notice (which may be part of the Settlement Election Notice) with respect to each Settlement Election or Specified Dollar Amount Election specifying the newly chosen Settlement Method or Specified Dollar Amount and the effective date of such Settlement Election or Specified Dollar Amount Election (which effective date cannot be earlier than the second Trading Day preceding the delivery of the applicable notice). If the Company makes a Settlement Election specifying Combination Settlement in respect of its Conversion Obligation but does not make a Specified Dollar Amount Election, the Specified Dollar Amount shall be deemed to be equal to $1,000. Simultaneously with providing a Settlement Election Notice or Specified Dollar Amount Election, the Company shall issue a press release containing the relevant information and make such information available on its website.

Prior to the date described in the third sentence of the immediately preceding paragraph, the Company may make the irrevocable election of Combination Settlement with a Specified Dollar Amount of $1,000 described in the preceding paragraph in its sole discretion without any consent of the Holders. If the Company chooses to make this irrevocable election, the Company shall provide notice to all Holders, the Trustee and the Conversion Agent. Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website. Following such irrevocable election, the Company will not have the right to make a different Settlement Election.

(2) Settlement Amount. The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects Physical Settlement, the Company shall deliver to the converting Holder a number of shares of Common Stock equal to the product of (i) the quotient of the aggregate principal amount of Notes to be converted divided by $1,000, multiplied by (ii) the applicable Conversion Rate (plus cash in lieu of any fractional share of Common Stock issuable upon conversion in accordance with Section 4.03(b));

(B) if the Company elects Cash Settlement, the Company shall pay to the converting Holder, in respect of each $1,000 principal amount of the Notes being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 (or, in the case of a conversion of Notes in connection with a redemption under Section 3.09, 15) consecutive VWAP Trading Days during the related Cash Settlement Averaging Period; and

(C) if the Company elects (or is deemed to have elected) Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of the Notes being converted, an amount of cash and shares of Common Stock equal to the sum of the Daily Settlement Amounts for each of the 25 (or, in the case of a conversion of Notes in connection with a redemption under Section 3.09, 15) consecutive VWAP Trading Days during the applicable Cash Settlement Averaging Period (plus cash in lieu of any fractional share of Common Stock issuable upon conversion in accordance with Section 4.03(b)).

(3) Delivery Obligation. The Company shall pay or deliver, as the case may be, the consideration due in respect of its Conversion Obligation (i) no later than on the third Business Day immediately following the applicable Conversion Date, if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement; provided that for all such conversions occurring on or after the 30th Scheduled Trading Day immediately preceding the Maturity Date or any Redemption Date, the Company shall deliver the shares of Common Stock on the Maturity Date or such Redemption Date; (ii) except to the extent otherwise provided pursuant to Section 4.07, no later than on the third Business Day immediately following the last VWAP Trading Day of the applicable Cash Settlement Averaging Period, if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement or Combination Settlement; and (iii) with respect to Notes converted in connection with a partial termination of conversion rights, (x) on the third Business Day immediately following the applicable Conversion Termination Date if the Company elects Physical Settlement and (y) on the third Business Day immediately following the 28th Trading Day after the applicable Conversion Termination Date, in the case of Cash Settlement or Combination Settlement.

(b) Fractional Shares. Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock as part of the Settlement Amount due with respect to any converted Note. Instead, if any Settlement Amount includes a fraction of a share of the Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock to satisfy the Conversion Obligation, pay an amount of cash (i) in the case of Physical Settlement, based on the Daily VWAP of the Common Stock on the relevant Conversion Date or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day or (ii) in the case of Cash Settlement or Combination Settlement, based on the Daily VWAP on the last Trading Day of the relevant Cash Settlement Averaging Period (subject to Section 4.03(c) below).

(c) Conversion of Multiple Notes by a Single Holder. If a Holder surrenders more than one Note for conversion on a single Conversion Date, the Company will calculate the amount of cash and the number of shares of Common Stock due with respect to such Notes as if such Holder had surrendered for conversion one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for conversion by such Holder on such Conversion Date.

(d) Settlement of Accrued Interest and Deemed Payment of Principal. If a Holder converts a Note, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest (including original discount) on such Note and the Company’s delivery of cash, shares of Common Stock or a combination of cash and shares of Common Stock into which a Note is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest (including original discount), if any, on, such Note to, but excluding, the Conversion Date; provided, however, that, subject to Section 4.02(g), if a Holder converts a Note after a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay on the Interest Payment Date that amount of interest that would then be due to the Holder of such Note on such Regular Record Date.

As a result, except as otherwise provided in the proviso to the immediately preceding sentence or in Section 4.03(e) below, any accrued and unpaid interest (including original discount) with respect to a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, except as set forth in Section 4.03(e) below, if the Settlement Amount for any Note includes both cash and shares of the Common Stock, accrued and unpaid interest (including original discount) will be deemed to be paid first out of the amount of cash delivered upon such conversion.

(e) Settlement of Accrued Interest upon Conversion in Connection with a Termination of Conversion Rights. Notwithstanding the foregoing, upon a conversion in connection with a termination of conversion rights pursuant to Section 4.05, then a Holder will receive, in addition to the cash and shares of Common Stock, if any, due upon conversion, a cash payment representing accrued and unpaid interest to the Conversion Date; provided that no such payment shall be required to be made where the applicable Conversion Date is after a Regular Record Date for the payment of an installment of interest and on or before the corresponding Interest Payment Date and such accrued and unpaid interest is paid in accordance with Section 4.02(g).

(f) Notices. Whenever a Conversion Date occurs with respect to a Note, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Notes converted on such Conversion Date and the names of the Holders that converted Notes on such Conversion Date.

On the first Business Day immediately following the last VWAP Trading Day of the Cash Settlement Averaging Period applicable to any converted Note to which Cash Settlement or Combination Settlement is applicable, the Company will deliver written notice to the Conversion Agent and the Trustee stating the amount of cash and the number of shares of Common Stock, if any, that the Company is obligated to pay to satisfy its conversion obligation with respect to each Note converted on such Conversion Date.

Section 4.04 Adjustment of Conversion Rate. The Conversion Rate will be adjusted as described in this Section 4.04, except that the Company shall not make any adjustment to the Conversion Rate if Holders participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and as a result of holding the Notes, in any of the transactions described below without having to convert their Notes, as if they held in respect of each $1,000 principal amount of Notes, a number of shares of Common Stock equal to the applicable Conversion Rate.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date, as applicable; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not so split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such share split or combination to the Conversion Rate that would then be in effect if such dividend or distribution or share split or share combination had not been declared.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of announcement of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.04(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered upon the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, or if such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 4.04(b) and Section 4.01(b)(3), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(1) dividends or distributions, rights options or warrants as to which an adjustment was effected pursuant to Section 4.04(a) or Section 4.04(b);

(2) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.04(d); and

(3) Spin-Offs as to which the provisions set forth below in this Section 4.04(c) shall apply;

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the

“Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of the Company’s indebtedness, other assets, or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities distributed with respect to each outstanding share of the Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Notes shall receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Capital Stock, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Capital Stock or other securities that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

Any increase made under the portion of this Section 4.04(c) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary of the Company or other business unit of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend date for such Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

If (i) the first VWAP Trading Day of the relevant Cash Settlement Averaging Period (in the case of a conversion to which Cash Settlement or Combination Settlement is applicable) or (ii) the Conversion Date (in the case of a conversion to which Physical Settlement is applicable) occurs after the first Trading Day of the Valuation Period for a Spin-Off, but on or before the last Trading Day of the Valuation Period for such Spin-Off, the Valuation Period for determining the Conversion Rate applicable to such conversion shall be deemed to end on the Trading Day immediately preceding the first VWAP Trading Day of the relevant Cash Settlement Averaging Period (in the case of a conversion to which Cash Settlement or Combination Settlement is applicable) or the Conversion Date (in the case of a conversion to which Physical Settlement is applicable). If (i) the first VWAP Trading Day of the relevant Cash Settlement Averaging Period (in the case of a conversion to which Cash Settlement or Combination Settlement is applicable) or (ii) the Conversion Date (in the case of a conversion to which Physical Settlement is applicable) is on the first Trading Day of the Valuation Period for a Spin-Off, then the Valuation Period shall be one Trading Day, with the reference in the above definition of “FMV0” to 10 Trading Days being deemed replaced with a reference to one Trading Day; provided further, that if one or more VWAP Trading Days of any Cash Settlement Averaging Period (in the case of a conversion to which Cash Settlement or Combination Settlement is applicable) or the Conversion Date (in the case of a conversion to which Physical Settlement is applicable) occurs on or after the Ex-Dividend Date for a Spin-Off, but on or prior to the first Trading Day of the Valuation Period, then such Cash Settlement Averaging Period will be suspended on the first such Trading Day and will resume on the second Trading Day of the Valuation Period for such Spin-Off, or such Conversion Date will be deemed to occur on the second Trading Day of the Valuation Period for such Spin-Off, as applicable, with references in the above definition of “FMV0” to 10 Trading Days being deemed replaced with a reference to one Trading Day.

For purposes of the second adjustment set forth in this Section 4.04(c), (i) the Last Reported Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Last Reported Sale Price of the Common Stock in the definition of “Last Reported Sale Price” set forth in Section 1.02, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

Subject to Section 4.04(g), for the purposes of this Section 4.04(c), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c) (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such right, option or warrant, distributed prior to the Issue Date are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Section 4.04(a), Section 4.04(b) and this Section 4.04(c), if any dividend or distribution to which this Section 4.04(c) applies includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 4.04(a) also applies (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 4.04(b) also applies (the “Clause B Distribution”),

then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this Section 4.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 4.04(b), and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and (B) any shares of Common Stock included in the Clause A Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.04(a).

(d) If the Company pays any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 - C

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share that the Company distributes to all or substantially all holders of the Common Stock.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution. Such increase shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased effective as of the date the Board of Directors of the Company determines not to pay such dividends or distributions, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1)
OS0 × SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Offer Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Offer Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date (the “Averaging Period”).

If (i) the first VWAP Trading Day of the relevant Cash Settlement Averaging Period (in the case of a conversion to which Cash Settlement or Combination Settlement is applicable) or

(ii) the Conversion Date (in the case of a conversion to which Physical Settlement is applicable) occurs after the first Trading Day of the Averaging Period for a tender offer or exchange offer, but on or before the last Trading Day of the Averaging Period for such tender offer or exchange offer, the Averaging Period for determining the Conversion Rate applicable to such conversion shall be deemed to end on the Trading Day immediately preceding the first VWAP Trading Day of the relevant Cash Settlement Averaging Period (in the case of a conversion to which Cash Settlement or Combination Settlement is applicable), or the Conversion Date (in the case of a conversion to which Physical Settlement is applicable). If (i) the first VWAP Trading Day of the relevant Cash Settlement Averaging Period (in the case of a conversion to which Cash Settlement or Combination Settlement is applicable) or (ii) the Conversion Date (in the case of a conversion to which Physical Settlement is applicable) is on the first Trading Day of the Averaging Period for a tender offer or exchange offer, then the Averaging Period shall be one Trading Day, and the reference in the above definition of “SP1” to “10 Trading Days” shall be deemed replaced with a reference to “one Trading Day.”

If a Holder converts a Note when Physical Settlement is applicable to such Note and any Conversion Rate adjustment described herein has become effective on or prior to the applicable Conversion Date, but the Holder will be entitled to participate in the event giving rise to such adjustment on account of the shares of Common Stock it receives upon conversion of such Note, then, notwithstanding anything to the contrary herein, the Company shall calculate its conversion obligation to such Holder as if such Conversion Rate adjustment had not been required hereunder and treat such Holder as entitled to participate in such event on account of the shares of Common Stock it receives upon conversion of such Note.

(f) Special Settlement Provisions. (1) Notwithstanding anything to the contrary herein, if a Holder converts a Note when Combination Settlement is applicable to such Note and the Daily Settlement Amount for any VWAP Trading Day during the Cash Settlement Averaging Period applicable to such Note:

(A) is calculated based on a Conversion Rate adjusted on account of any event described in Sections 4.04(a) through 4.04(e); and

(B) includes any shares of Common Stock that, but for this provision, would entitle their holder to participate in such event;

then, although the Company will otherwise treat such Holder as the holder of record of such shares of Common Stock on the last VWAP Trading Day of such Cash Settlement Averaging Period, the Company will not permit such Holder to participate in such event on account of such shares of Common Stock.

(2) In addition, if a Holder converts a Note and (a) the record date, effective date, or expiration date for any event that requires an adjustment to the Conversion Rate under Sections 4.04(a) through 4.04(e) occurs (i) on or after the first Trading Day of such Cash Settlement Averaging Period and (ii) on or prior to the last Trading Day of such Cash Settlement Averaging Period and (b) the Daily Settlement Amount for any Trading Day in such Cash Settlement Averaging Period that occurs on or prior to such record date, effective date, or expiration date (i) includes shares of Common Stock that do not entitle the holder thereof to participate in such event and (ii) is calculated based on a Conversion Rate that is not adjusted on account of such event, then, on account of such conversion, the Company will, on such record date, effective date, or expiration date, treat such Holder, as a result of having converted such Notes, as though it were the record holder of a number of Common Shares equal to the total number of Common Shares that (x) are deliverable as part of the Daily Settlement Amount (i) for a Trading Day in such Cash Settlement Averaging Period that occurs on or prior to such record date, effective date, or expiration date and (ii) is calculated based on a Conversion Rate that is not adjusted for such event and (y) if not for this provision, would not entitle such Holder to participate in such event.

(g) Poison Pill. Whenever a Holder converts a Note, to the extent that Combination Settlement applies to such Note and the Company has a stockholder rights plan in effect on any VWAP Trading Day in the Cash Settlement Averaging Period applicable to such Note, or to the extent that Physical Settlement applies to such Note and the Company has a stockholder rights plan in effect on the Conversion Date, then the Holder converting such Note will receive, in addition to any shares of Common Stock otherwise received in connection with such conversion on such Conversion Date or VWAP Trading Day, as the case may be, the rights under the stockholder rights plan for each share of Common Stock issued upon such conversion, unless prior to such Conversion Date or VWAP Trading Day, as the case may be, the rights have separated from and are no longer stapled to the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 4.04(c), subject to readjustment in the event of the expiration, termination or redemption of rights issued under such stockholders rights plan.

(h) Deferral of Adjustments. Notwithstanding anything to the contrary herein, except on and after the first VWAP Trading Day of any Cash Settlement Averaging Period with respect to a Note and on or prior to the last VWAP Trading Day of such Cash Settlement Averaging Period, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the Effective Date for any Make-Whole Fundamental Change, (ii) a Redemption Date and (iii) in the case of any Note to which Physical Settlement applies, upon the Conversion Date, and in the case of a Note to which Cash Settlement or Combination Settlement applies, on the first VWAP Trading Day of the applicable Cash Settlement Averaging Period. In addition, the Company shall not account for such deferrals when determining whether any of the conditions to conversion have been satisfied.

(i) Limitation on Adjustments. Except as stated in this Section 4.04, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in Sections 4.04(a) through 4.04(e) would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split, share combination or readjustment to the Conversion Rate).

In addition, notwithstanding anything to the contrary herein, the Conversion Rate will not be adjusted:

(1) on account of stock repurchases that are not tender offers referred to in Section 4.04(e), including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by the Board of Directors or otherwise;

(2) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(3) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by the Company or any of its Subsidiaries;

(4) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued;

(5) for a change in the par value of the Common Stock;

(6) for accrued and unpaid interest on the Notes, if any; or

(7) for an event otherwise requiring an adjustment under the Indenture if such event is not consummated.

In addition, before taking any action that would cause an adjustment to the Conversion Rate such that the Conversion Price per share of Common Stock would be less than the par value of the Common Stock issuable upon conversion of the Notes, the Company shall take all corporate actions that may, in the opinion of its counsel, be necessary so it may validly and legally issue shares of Common Stock at such adjusted Conversion Rate.

(j) For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.05 Termination of Conversion Rights.

(a) The Company may elect, in its sole discretion and subject to the Equity Conditions, to terminate the rights of the Holders to convert all or part their Notes if the Daily VWAP has been greater than or equal to 130% of the Conversion Price then in effect for each of at least 20 Trading Days (whether or not consecutive) during a 30 consecutive Trading Day period (such period, the “Conversion Termination Trigger Period”). To elect to terminate such conversion rights, the Company must deliver an irrevocable notice to holders of the Notes within five Trading Days of the end of such Conversion Termination Trigger Period (such notice, the “Conversion Rights Termination Notice”). Holders may convert any such Notes (even if the Notes are not otherwise convertible at such time) at any time on or prior to the 25th Trading Day following the date of such Conversion Rights Termination Notice (the “Conversion Termination Date”). The Holders’ rights to convert such Notes shall terminate after the Conversion Termination Date, and thereafter the Holders shall have no rights to convert such Notes. If the Conversion Termination Date occurs on or prior to March 15, 2020, the Conversion Rate for any Notes converted in connection with such termination of conversion rights will be increased as set forth pursuant to Section 4.07. Notwithstanding the foregoing, the Company may only exercise its option to terminate the conversion rights pursuant to this Section 4.05 if all of the conditions listed in Section 4.05(b) (the “Equity Conditions”) are satisfied on each day during the period (x) commencing 10 days prior to the date a Conversion Rights Termination Notice is mailed to Holders and (y) ending on the Conversion Termination Date (the “Equity Conditions Measuring Period”).

(b) The Equity Conditions are as follows:

(1) Either (i) all shares of Common Stock issuable upon conversion of the Notes that are held by non-affiliates of the Company shall be eligible for sale without the need for registration under applicable federal or state securities laws or (ii) a shelf registration statement registering the resale of the shares of the Common Stock issuable upon conversion of the Notes has been filed by the Company and been declared effective by the SEC or is automatically effective and available for use, and the Company expects such shelf registration statement to remain effective and available for use from the date of the Conversion Rights Termination Notice until 30 days following the Conversion Termination Date;

(2) during the Equity Conditions Measuring Period, the Common Stock is listed or traded on NYSE MKT, The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two trading days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market have been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market;

(3) prior to the date of mailing of a Conversion Rights Termination Notice, to the extent any Notes have been delivered to the Company for conversion in accordance with the terms of the Notes, the Company shall have delivered cash or shares of Common Stock, as applicable, upon conversion of the Notes to the Holders in accordance with the Indenture;

(4) any applicable shares of Common Stock to be issued upon conversion may be issued in full without violating the rules or regulations of NYSE MKT, The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), as applicable; and

(5) no Default or Event of Default under the Indenture shall have occurred and be continuing.

(c) If the Trustee selects a portion of a Holder’s Notes for termination of conversion rights and the Holder converts a portion of such Holder’s Notes, the converted portion of such Holder’s Notes shall be deemed to be from the portion selected for termination of conversion rights.

(d) If the Company exercises its right to terminate the conversion rights with respect to less than all of the Notes (such amount, the “Terminated Portion”), and Notes in excess of the Terminated Portion are submitted for conversion in connection with such termination of conversion rights, the particular Notes to be converted shall be selected, not later than one Business Day after the Conversion Termination Date, by the Trustee, from the Notes submitted for conversion, by lot, on a pro rata basis among the Notes or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for conversion of the Terminated Portion; provided, however, that no such partial conversion shall reduce the portion of the principal amount of a Note not converted to less than $1,000.

(e) If the Company exercises its right to terminate the conversion rights with respect to the Terminated Portion, and Notes in principal amount at least equal to the Terminated Portion are not submitted for conversion in connection with such termination of conversion rights, then a portion of the Notes shall no longer be entitled to conversion rights, which Notes will be selected not later than one Business Day after the Conversion Termination Date, by the Trustee, from the outstanding Notes not submitted for conversion, by lot, or on a pro rata basis among the Notes not submitted for conversion in connection with such termination of conversion rights or by such other method as the Trustee shall deem fair and appropriate. The Company shall execute and the Trustee shall authenticate and make available for delivery to the Holders thereof new Notes, in authorized denominations in like principal amount (subject to the applicable procedures of the Depositary in the case of Global Notes), representing the portion of such Holder’s Notes no longer entitled to conversion rights. The Company shall, at its own expense, as promptly as practicable, obtain new CUSIP and ISIN numbers for any such new Notes, and shall promptly notify the Trustee and the applicable Holders in writing of such new CUSIP and ISIN numbers.

Section 4.06 Discretionary and Voluntary Adjustments.

(a) Discretionary Adjustments. Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs or any function thereof, including the number of shares of Common Stock that would be deliverable, over a span of multiple days (including during a Cash Settlement Averaging Period), the Company will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Effective Date, Ex-Dividend Date or Offer Expiration Date of the event occurs, at any time during the period when such Last Reported Sale Prices, the Daily VWAPs or function thereof, including the number of shares of Common Stock that would be deliverable, is to be calculated.

(b) Voluntary Adjustments. To the extent permitted by applicable law, the Company is permitted to increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 4.07 Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change or Termination of Conversion Rights.

(a) Increase in the Conversion Rate. If (i) a Make-Whole Fundamental Change occurs on or prior to March 15, 2020 or (ii) the Company terminates the rights of Holders to convert all or any portion of the Notes pursuant to Section 4.05 on or prior to March 15, 2020 and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or such termination of conversion rights, the Company shall increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as set forth in this Section 4.07. A conversion of Notes shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make-Whole Fundamental Change is not a Fundamental Change, the 35th Business Day immediately following the Effective Date for such Make-Whole Fundamental Change. A conversion of Notes shall be deemed for these purposes to be “in connection with” a termination of conversion rights under Section 4.05 if the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the date of the Conversion Rights Termination Notice and prior to the Close of Business on the third Scheduled Trading Day prior to the related Conversion Termination Date. Notwithstanding anything to the contrary in the Indenture or the Notes, in the event that a conversion may be deemed to be both “in connection with” a Make-Whole Fundamental Change and “in connection with” a termination of conversion rights pursuant to Section 4.05, such conversion will be deemed to be “in connection with” a Make-Whole Fundamental Change and not “in connection with” a termination of conversion rights pursuant to Section 4.05.

(b) Cash Mergers. Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or a termination of conversion rights pursuant to Section 4.05, the Company shall, at its option, satisfy its conversion obligation by Physical Settlement, Cash Settlement or Combination Settlement. Notwithstanding anything to the contrary in the Indenture, if the consideration paid to holders of the Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is comprised entirely of cash, then, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the payment and delivery obligations upon the conversion of a Note shall be calculated based solely on the Stock Price for such Make-Whole

Fundamental Change and shall, for each $1,000 principal amount of Notes converted, be deemed to be an amount of cash equal to the product of (i) the Conversion Rate in effect on the applicable Conversion Date (as increased by any number of Additional Shares required by this Section 4.07) multiplied by (ii) such Stock Price. In such event, the Company will pay such amount of cash to a converting Holder on the third Business Day following the applicable Conversion Date. Otherwise, the Company will settle any conversion of the Notes following the Effective Date for a Make-Whole Fundamental Change in accordance with Section 4.02 (but subject to Section 4.08).

(c) Determining the Number of Additional Shares. The number of Additional Shares, if any, by which the Conversion Rate will be increased for a Holder that converts its Notes in connection with a Make-Whole Fundamental Change occurring on or prior to March 15, 2020 or a termination of conversion rights pursuant to Section 4.05 on or prior to March 15, 2020 shall be determined by reference to the table attached as Schedule A hereto, based on the Effective Date and the Stock Price.

(d) Interpolation and Limits. The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(1) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(2) If the Stock Price is greater than $300.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 4.07(d)(4)), the Conversion Rate shall not be increased.

(3) If the Stock Price is less than $81.40 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 4.07(d)(4)), the Conversion Rate shall not be increased.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of a Make-Whole Fundamental Change or a termination of conversion rights to exceed 12.2850 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 4.04.

(4) The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise required to be adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate is required to be adjusted as set forth in Section 4.04.

(5) The Conversion Rate applicable to the Notes shall not be subject to increase on account of this Section 4.07 if the Effective Date of a Make-Whole Fundamental Change occurs after March 15, 2020 or with respect to any termination of conversion rights under Section 4.05 after March 15, 2020.

(e) Notices. The Company shall notify the Holders of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

Section 4.08 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a) Merger Events. In the case of:

(1) any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment was made pursuant to Section 4.04(a));

(2) any consolidation, merger or combination involving the Company;

(3) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(4) any statutory share exchange;

and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”, and any such stock other securities, other property or assets, “Reference Property”), then, at the effective time of the Merger Event, the right to convert each $1,000 principal amount of Notes into a number of shares of Common Stock equal to the Conversion Rate will be changed into a right to convert such principal amount of Notes into the Reference Property that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive upon such Merger Event. However, at and after the effective time of the Merger Event, (i) the Company will continue to have the right to determine the form of consideration to be paid and delivered, as the case may be, upon conversion of the Notes pursuant to Section 4.03 and (ii)(x) any amount payable in cash upon conversion of the Notes pursuant to Section 4.03 will continue to be payable in cash, (y) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes pursuant to Section 4.03 will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (z) the Daily VWAP will be calculated based on the value of the amount and kind of Reference Property that a holder of one share of Common Stock would have received in such Merger Event. If the Merger Event causes Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and type of Reference Property that a holder of one share of Common Stock would have been entitled to receive in such Merger Event (and into which the Notes will be convertible) will be deemed to be (I) based on the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (II) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by a holder of one share of Common Stock. If the holders of Common Stock receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event, (i) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 4.07), multiplied by the price paid per share of Common Stock in such Merger Event and (ii) the Company will satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date. Prior to the effective time of the Merger Event, the Company or the successor or purchasing Person, as the case may be, and the Trustee, without the consent of any Holder, shall each execute a supplemental indenture to the Indenture (which shall comply with the Trust Indenture Act) providing for the changes described in this Section 4.08 (such supplemental indenture, the “Merger Event Supplemental Indenture”).

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.08. The Merger Event Supplemental Indenture shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor Person. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Merger Event, then the Merger Event Supplemental Indenture shall also be executed by such other Person.

(b) Notice of Merger Event Supplemental Indenture. The Company shall cause notice of the execution of the Merger Event Supplemental Indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of the Merger Event Supplemental Indenture. The above provisions of this Section 4.08 shall similarly apply to successive Merger Events.

(c) Prior Notice. In addition, at least 20 Scheduled Trading Days before any Merger Event, the Company shall give notice to Holders of such Merger Event, or, if the Company has not publicly announced such Merger Event at such time, as promptly as practicable after publicly announcing such Merger Event. In any such notice, the Company shall also specify the composition of the Reference Property and the amount of Reference Property receivable by the holder of one share of Common Stock for such Merger Event, or, if the Company has not determined the composition of such Reference Property or the amount of Reference Property receivable by the holder of one share of Common Stock at such time, the Company will provide an additional notice to Holders that states the composition of such Reference Property or the amount of Reference Property receivable by the holder of one share of Common Stock as applicable, as promptly as practicable after determining its composition.

Section 4.09 Stock Issued upon Conversion.

(a) Reservation of Shares. To the extent necessary to satisfy its obligations under the Indenture, prior to issuing any shares of Common Stock, the Company will reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

(b) Certain Other Covenants. The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable, and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner).

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 4.10 Responsibility of Trustee. The Trustee and any Conversion Agent, Registrar, Bid Solicitation Agent or Paying Agent (in each case, if other than the Company) shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate amounts to be paid or for monitoring the price of the Common Stock or be charged with any knowledge of or have any duties to monitor any Measurement Period. These calculations include, but are not limited to, determinations of the Last Reported Sale Price of the Common Stock, accrued interest payable on the Notes, the Daily VWAP, the Daily Conversion Value, the Daily Settlement Amount and the Conversion Rate of the Notes. Further, the Trustee and any Conversion Agent, Registrar, Bid Solicitation Agent or Paying Agent (in each case, if other than the Company) shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any Conversion Agent, Registrar, Bid Solicitation Agent or Paying Agent (in each case, if other than the Company) shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of the Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any Conversion Agent, Registrar, Bid Solicitation Agent or Paying Agent (in each case, if other than the Company) make no representations with respect thereto. None of the Trustee or any Conversion Agent, Registrar, Bid Solicitation Agent or Paying Agent (in each case, if other than the Company) shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Section 4.11 Notice to Holders.

(a) Notice to Holders Prior to Certain Actions. The Company shall deliver notices of the events specified below at the times specified below and containing the information specified below, unless, in each case, (i) pursuant to the Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or, (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(1) Issuances, Distributions, and Dividends and Distributions. If the Company (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.04(b); (B) authorizes any distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.04(c) (including any separation of rights from the Common Stock described in Section 4.04(g)); or (C) announces any dividend or distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.04(d), then the Company shall deliver to the Holders, as promptly as possible, but in any event at least 15 calendar days prior to the applicable Ex-Dividend Date, notice describing such issuance, distribution, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and record date for such issuance, distribution, dividend or distribution, as the case may be. In addition, the Company shall deliver to the Holders notice if the consideration included in such issuance, distribution, dividend or distribution, or the Ex-Dividend Date or record date of such issuance, distribution, dividend or distribution, as the case may be, changes.

(2) Voluntary Increases. If the Company increases the Conversion Rate pursuant to Section 4.06(b), the Company shall deliver notice to the Holders at least 10 days prior to the date on which such increase will become effective, which notice shall state the date on which such increased will become effective and the amount by which the Conversion Rate will be increased.

(3) Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders at promptly as possible, but in any event at least 15 calendar days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional notice to Holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock is expect to be entitled to receive in such event, changes.

(b) Notices After Certain Actions and Events. Whenever an adjustment to the Conversion Rate becomes effective pursuant to Section 4.04, Section 4.06 or Section 4.07, the Company will (i) file with the Trustee an Officer’s Certificate stating that such adjustment has become effective, the Conversion Rate, and the manner in which the adjustment was computed and (ii) deliver notice to the Holders stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

ARTICLE 5.

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01 Payment of Principal and Interest. This Section 5.01 shall replace Section 10.1 of the Base Indenture in its entirety.

The Company covenants and agrees that it will cause to be paid the principal (or required portion thereof) of (including the Fundamental Change Purchase Price or Redemption Price), and accrued and unpaid interest, if any, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02 Maintenance of Office or Agency. This Section 5.02 replaces Section 10.2 of the Base Indenture in its entirety.

The Company will maintain in the Borough of Manhattan, The City of New York, an office of the Paying Agent, an office of the Registrar and an office or agency where Notes may be surrendered for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

The Company may also from time to time designate co-registrars and one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Registrar, Custodian, Conversion Agent, Transfer Agent and the Corporate Trust Office, which shall be in the continental United States, shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Company hereby initially designates itself as the Bid Solicitation Agent.

With respect to any Global Note, the Corporate Trust Office of the Trustee or any Paying Agent shall be the Place of Payment where such Global Note may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Note shall be deemed to have been effected at the Place of Payment for such Global Note in accordance with the provisions of the Indenture.

Section 5.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04 Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(1) that it will hold all sums held by it as such agent for the payment of the principal of, accrued and unpaid interest, if any, on, and the Fundamental Change Purchase Price or Redemption Price for, the Notes in trust for the benefit of the holders of the Notes;

(2) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of, accrued and unpaid interest, if any, on, or the Fundamental Change Purchase Price or Redemption Price for, the Notes when the same shall be due and payable; and

(3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, accrued and unpaid interest, if any, on, and Fundamental Change Purchase Price or Redemption Price for, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, accrued and unpaid interest, or Fundamental Change Purchase Price or Redemption Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price or Redemption Price for, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, accrued and unpaid interest, if any, on or Fundamental Change Purchase Price or Redemption Price, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, accrued and unpaid interest on, or Fundamental Change Purchase Price or Redemption Price for, the Notes when the same shall become due and payable.

(c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of the Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price or Redemption Price for, any Note and remaining unclaimed for two years after such principal, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price or Redemption Price for, such Note has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that before the Trustee or such Paying Agent are required to make any such repayment, the Company shall cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 5.05 Reports.

(a) This Section 5.05(a) replaces Section 7.4 of the Base Indenture in its entirety.

(b) The Company will file with the Trustee, within 15 days after it is required to file the same with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), pursuant to Section 314 of the Trust Indenture Act, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 5.05 at the time of such filing through the EDGAR system (or such successor thereto).

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 5.06 Statements as to Defaults. In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within thirty days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company proposes to take with respect thereto. Such Officer’s Certificate shall also comply with any additional requirements set forth in Section 6.2 of the Base Indenture.

Section 5.07 Supplementary Interest Notice. If Supplementary Interest is payable by the Company pursuant to Section 6.04, respectively, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (a) the amount of such Supplementary Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Supplementary Interest is payable. If the Company has paid Supplementary Interest directly to the Persons entitled to such Supplementary Interest, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

ARTICLE 6.

REMEDIES

Section 6.01 Amendments to the Base Indenture. The Event of Default provisions set forth in this Article 6 shall, with respect to the Notes, supersede the entirety of Article 5 of the Base Indenture, and all references in the Base Indenture to Article 5 thereof and the provisions relating to Events of Default therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 6 and the Events of Default provisions set forth in this Article 6, respectively. Accordingly, and without limitation:

(a) the references to Section 5.12 in Section 6.1 of the Base Indenture is, with respect to the Notes, hereby deemed replaced by reference to Section 6.06;

(b) the references to Sections 5.1(e) and 5.1(f) in Section 6.7 of the Base Indenture are, with respect to the Notes, hereby deemed replaced by references to Sections 6.02(i) and 6.02(j), respectively; and

(c) the reference to Section 5.14 in Section 6.10 of the Base Indenture is, with respect to the Notes, hereby deemed replaced by a reference to Section 6.16.

Section 6.02 Events of Default. Each of the following events (and only the following events) shall be an “Event of Default” wherever used with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b) default in the payment of the principal amount (or required portion thereof) of any Note (including the Fundamental Change Purchase Price or the Redemption Price) when due and payable on the Maturity Date, upon required repurchase or redemption, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligations under Article 4 to convert the Notes into cash, shares of Common Stock, or the combination of cash and shares of Common Stock, as applicable, determined in accordance with Article 4 upon exercise of a Holder’s conversion right and that failure continues for five Business Days;

(d) failure by the Company to comply with its obligations under Article 9;

(e) failure by the Company to issue a notice in accordance with the provisions of Sections 3.02(b), 4.01(b)(3) or 4.01(b)(4) for a period of five Business Days after such notice becomes due;

(f) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding (a copy of which notice, if given by Holders, must also to be given to the Trustee) has been received by the Company to comply with any of its agreements contained in the Notes or the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.02 specifically provided for or that is not applicable to the Notes), which notice shall state that it is a “Notice of Default” hereunder;

(g) (i) failure by the Company (beyond any applicable grace period) to pay any indebtedness for borrowed money owed by the Company in an aggregate amount in excess of $100,000,000 (or its foreign currency equivalent at the time) or (ii) the acceleration of the maturity of any of the Company’s indebtedness for borrowed money in an aggregate amount in excess of $100,000,000 (or its foreign currency equivalent at the time) because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding (provided, however, that if any such failure or acceleration shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred);

(h) any final judgment (to the extent not covered by insurance) for the payment of money in excess of $100,000,000 is entered against the Company by a court or courts of competent jurisdiction, and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of such final judgment during which a stay of enforcement of such final judgment, by reason of pending appeal or otherwise, shall not be in effect; provided, however, that if any such final judgment described above requires the payment by the Company of money in excess of $100,000,000, which payment(s) are to be made over a stipulated future period after the date of such final judgment or upon or following the future occurrence of specified events, an Event of Default shall not occur under this clause (h), unless (1) any such payment is not made within 30 days of its due date and (2) such amount that is not paid within 30 days of its due date, together with any other amounts in respect of such judgment that have become due and payable, including as a result of such nonpayment discussed in clause (1) immediately above, and have not been paid, exceeds $100,000,000;

(i) the Company or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s, or such Significant Subsidiary of the Company’s, property, or shall consent to any such relief or to the appointment of, or taking possession by, any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

Section 6.03 Acceleration; Rescission and Annulment.

(a) If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare 100% of the Accreted Amount of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in the Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, 100% of the Accreted Amount of, and accrued and unpaid interest, if any, on, all Notes shall be immediately due and payable.

(b) The provisions of Section 6.03(a), however, are subject to the conditions that if, at any time after the Accreted Amount of, and accrued and unpaid interest, if any, on, the

Notes shall have been so declared due and payable, and before any judgment for the payment of the monies due shall have been obtained or entered as hereinafter provided:

(1) the Company pays or delivers, as the case may be, or deposits with the Trustee (A) an amount of cash sufficient to pay all matured installments of interest upon all the Notes and the Accreted Amount of, and accrued and unpaid interest, if any, on, all the Notes that shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate or rates, if any, specified in the Notes to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing under the Indenture to the Trustee and its agents and counsel, and (B) an amount of cash, shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, sufficient to settle every outstanding Conversion Obligation;

(2) rescission would not conflict with any judgment of a court of competent jurisdiction; and

(3) any and all Events of Defaults under the Indenture, other than the nonpayment of the Accreted Amount of, and accrued and unpaid interest, if any, on, the Notes (including on overdue installments) that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.05, then, the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes (other than a Default or an Event of Default resulting from a failure to pay the Fundamental Change Purchase Price or Redemption Price of a Note, the failure to pay or deliver the cash, shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, due upon conversion of a Note, or the breach of any provision of the Indenture that cannot be modified or amended without the consent of each affected Holder) and rescind and annul such declaration of acceleration resulting from such Defaults or Events of Default (other than a Default or an Event of Default resulting from a failure to pay the Fundamental Change Purchase Price or Redemption Price of a Note, the failure to pay or deliver the cash, shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, due upon conversion of a Note, or the breach of any provision of the Indenture that cannot be modified or amended without the consent of each affected Holder) and their consequences and such Defaults or Events of Default (other than a Default or an Event of Default resulting from the failure to pay the Fundamental Change Purchase Price or Redemption Price of a Note, the failure to pay or deliver the cash, shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, due upon conversion of a Note, or the breach of any provision of the Indenture that cannot be modified or amended without the consent of each affected Holder) shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; provided, that no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Section 6.04 Supplementary Interest.

(a) Notwithstanding any provisions of the Indenture to the contrary, at the Company’s election, the sole remedy under the Indenture for an Event of Default arising under Section 6.02(f) relating to the Company’s failure to comply with Section 5.05(b) (a “Reporting Event of Default”) will consist exclusively of the right to receive additional interest on the Notes at a rate per year equal to 0.25% of the aggregate principal amount of the Outstanding Notes (“Supplementary Interest”), payable semi-annually in arrears at the same time and in the same manner as regular interest on the Notes pursuant to Section 2.04 for each day during the 365-day period during which such Reporting Event of Default is continuing beginning on, and including, the date on which such Reporting Event of Default first occurs (and has neither been waived nor cured). In no event shall Supplementary Interest accrue at a rate per year in excess of 0.25%, regardless of the number of Reporting Events of Default that could give rise to the requirement to pay Supplementary Interest. With regard to any Reporting Event of Default, no Supplementary Interest shall accrue, and no right to declare the principal or other amounts due and payable in respect of the Notes shall exist after such Reporting Event of Default has been cured.

(b) On the 365th day after the date on which the Reporting Event of Default first occurred (if such Reporting Event of Default has not been cured or waived prior to such 365th day), the Notes will be subject to acceleration as provided in Section 6.03.

(c) In order to elect to pay Supplementary Interest in accordance with this Section 6.04, the Company must notify in writing all Holders of record of the Notes, the Trustee and the Paying Agent of such election on or before the date on which such Reporting Event of Default would otherwise occur. Upon the Company’s failure to timely give such notice or pay Supplementary Interest, the Accreted Amount of the Notes will be immediately subject to acceleration as provided herein.

Section 6.05 Waiver of Past Defaults. If an Event of Default or a Default, other than (a) an uncured Event of Default described in Section 6.02(a), (b) and (c) or (b) a Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each affected Holder, occurs, the Holders of a majority in aggregate principal amount of the then Outstanding Notes may waive such Event of Default or Default and all of its consequences hereunder. Whenever any Event of Default is so waived, it will cease to exist, and whenever any Default is so waived, it will be deemed cured, and any Event of Default arising therefrom will be deemed not to have occurred. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.06 Control by Majority. At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or, subject to the Trustee’s duties under Article 6 of the Base Indenture and the Trust Indenture Act, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity or security satisfactory to it against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee. Prior to taking any action hereunder, the Trustee will be entitled to indemnification satisfactory to it against all costs, expenses and liabilities caused by taking or not taking such action.

Section 6.07 Limitation on Suits. Subject to Section 6.08, no Holder may pursue a remedy with respect to the Indenture or the Notes unless:

(a) such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;

(b) the Holders of at least 25% of the aggregate principal amount of the then Outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;

(c) such Holder or Holders have offered and, if requested, provided, to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense of compliance with such written request;

(d) the Trustee has not complied with such written request within 60 days after receipt of such written request and offer of indemnity or security; and

(e) during such 60-day period, the Holders of a majority of the aggregate principal amount of the then Outstanding Notes did not deliver to the Trustee a direction inconsistent with such written request.

A Holder may not use the Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of the Indenture by a Holder is unduly prejudicial to such other Holders.

Section 6.08 Rights of Holders to Receive Payment and to Convert. Notwithstanding anything to the contrary elsewhere in the Indenture, the right of any Holder to receive payment of the principal of, interest on, Fundamental Change Purchase Price or Conversion Price for, its Notes, on or after the respective due date, and to convert its Notes and receive payment or delivery, as the case may be, of the consideration due with respect to such Notes in accordance with Article 4, or to bring suit for the enforcement of any such payment or conversion rights, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 6.07.

Section 6.09 Collection of Indebtedness; Suit for Enforcement by Trustee. If an Event of Default specified in Section 6.02(a), (b) or (c) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal (or required portion thereof) of, interest on, Fundamental Change Purchase Price or Redemption Price for, and any amounts due upon the conversion of, the Notes, as the case may be, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 6.16.

Section 6.10 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under the Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.11 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7 of the Base Indenture out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 3.6 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14 Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in the Indenture) or by the Holders, as the case may be.

Section 6.15 Priorities. If the Trustee collects any money pursuant to this Article 6 or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under the Indenture, it will pay out the money or property in the following order:

FIRST: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 6.7 of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, accrued and unpaid interest on, Fundamental Change Purchase Price for, and any cash due upon conversion of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.15. If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.16 Undertaking for Costs. All parties to the Indenture agree, and each Holder, by such Holder’s acceptance of a Note, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.16 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price for, any Note on or after the due date expressed or provided for in the Indenture or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 4.

Section 6.17 Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.18 Notices from the Trustee. Notwithstanding anything to the contrary in the Base Indenture, whenever a Default occurs and is continuing and is known to the Trustee, the Trustee must deliver notice of such Default to the Holders within 90 days after the date on which such Default first occurred. Except in the case of a Default in the payment of the principal (or required portion thereof) of, interest on, or Fundamental Change Purchase Price or Redemption Price for, any Note or of a Default in the payment or delivery, as the case may be, of the consideration due upon conversion of a Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

ARTICLE 7.

SATISFACTION AND DISCHARGE

Section 7.01 Inapplicability of Provisions of Base Indenture; Satisfaction and Discharge of the Indenture. The satisfaction and discharge provisions set forth in this Article 7 shall, with respect to the Notes, supersede the entirety of Article 4 of the Base Indenture, and all references in the Base Indenture to Article 4 thereof and the provisions relating to satisfaction and discharge therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 7 and the satisfaction and discharge provisions set forth in this Article 7, respectively. Article 13 of the Base Indenture shall not apply with respect to the Notes.

When (a) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Purchase Date, on any Redemption Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash, number of shares of Common Stock or the combination of cash and shares of Common Stock, as the case may be (solely to settle amounts due with respect to outstanding conversions), sufficient to pay all amounts due on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Purchase Date or Redemption Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with the Indenture or the Notes.

Section 7.02 Deposited Monies to Be Held in Trust by Trustee. Subject to Section 7.04, all monies and shares of Common Stock, as the case may be, deposited with the Trustee pursuant to Section 7.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment, settlement or redemption of which such monies or shares of Common Stock, or both, as the case may be, have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 7.03 Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of the Indenture, all monies and shares of Common Stock, as the case may be, then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of Common Stock, or both, as the case may be.

Section 7.04 Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies and shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed by the Holders of the Notes for two years after the date upon which the principal of or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies and shares of Common Stock; and the Holder shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 7.05 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock, or both, as the case may be, in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money and shares of Common Stock in accordance with Section 7.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or shares of Common Stock, if any, held by the Trustee or Paying Agent.

ARTICLE 8.

SUPPLEMENTAL INDENTURES

Section 8.01 Supplemental Indentures Without Consent of Holders. Section 9.1 of the Base Indenture shall not apply with respect to the Notes, and this Section 8.01 shall replace Section 9.1 of the Base Indenture in its entirety.

Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes;

(b) to conform the provisions of the Indenture to the “Description of the Notes” section in the preliminary prospectus supplement dated March 3, 2015 and filed by the Company with the SEC on March 4, 2015, as supplemented by the free writing prospectus dated as of March 3, 2015 and filed by the Company with the SEC on March 4, 2015;

(c) to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under the Indenture and the Notes;

(d) to make provisions with respect to conversion rights of the Holders of the Notes as described in Section 4.08 in accordance with the terms thereof;

(e) to add guarantees with respect to the Notes;

(f) to secure the Notes;

(g) to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders or to surrender any right or power conferred upon the Company by the Indenture;

(h) to make any other change that does not adversely affect the rights of any Holder (other than any Holder that consents to such change) in any material respect;

(i) to provide for a successor Trustee;

(j) to evidence the termination of conversion rights with respect to a portion of the Notes pursuant to Section 4.05 in accordance with the terms thereof;

(k) to comply with the Applicable Procedures of the Depositary; or

(l) to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

Section 8.02 Supplemental Indentures With Consent of Holders. Section 9.2 of the Base Indenture shall not apply with respect to the Notes, and this Section 8.02 shall replace Section 9.2 of the Base Indenture in its entirety.

With the consent of the Holders of a majority in principal amount of the Outstanding Notes affected by such supplemental indenture, including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, the Notes and by act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) reduce the percentage in aggregate principal amount of Notes Outstanding necessary to waive any past Default or Event of Default;

(b) reduce the rate of interest on any Note or change the time for payment of interest on any Note;

(c) reduce the principal amount of any Note or change the Maturity Date;

(d) change the place or currency of payment on any Note;

(e) make any change that impairs or adversely affects the conversion rights of any Notes (except with respect to the termination of conversion rights described in Section 4.05);

(f) reduce the Fundamental Change Purchase Price or Redemption Price of any Note or amend or modify in any manner adverse to the rights of the Holders of the Notes the Company’s obligation to pay the Fundamental Change Purchase Price or the Redemption Price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(g) impair the right of any Holder of the Notes to receive payment of principal (or required portion thereof) of, and interest, if any, on, its Notes, or the right to receive payment or delivery, as the case may be, of the consideration due upon conversion of its Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such Holder’s Notes; or

(h) make any change to the provisions of this Article 8 or in the waiver provisions of the Indenture that requires each Holder’s consent to modify, amend or waive.

It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, regardless of whether such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date that is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 8.03 Notice of Amendment or Supplement. After an amendment or supplement under this Article 8 becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

ARTICLE 9.

SUCCESSOR COMPANY

Section 9.01 Consolidation, Merger and Sale of Assets. The successor company provisions set forth in this Article 9 shall, with respect to the Notes, supersede the entirety of Article 8 of the Base Indenture, and all references in the Base Indenture to Article 8 thereof and the successor company provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 9 and the successor company provisions set forth in this Article 9, respectively.

Section 9.02 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 9.04, the Company may not consolidate with, enter into a binding share exchange with, or merge with or into another Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to another Person, unless:

(a) the Company is surviving Person (the “Successor Company”), or the Successor Company, if not the Company, is a corporation duly organized and validly existing under the laws of the United States, any state of the United States, or the District of Columbia and expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture as applicable to the Notes; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture; and

(c) the Company delivers, or causes to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that all conditions precedent and covenants, if any, related to such consolidation, exchange, merger, sale, conveyance, assignment, transfer, lease or other disposition provided for in the Indenture have been complied with; and

(d) if as a result of such transaction the Notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or such successor under the Notes and the Indenture.

Upon any such consolidation, exchange, merger or sale, assignment, conveyance, transfer, lease or other disposition of substantially all of the Company’s properties and assets as an entirety, the Successor Company (if not the Company) shall succeed to the Company, and may exercise every right and power of, the Company under the Indenture.

At the election of the Company, a conveyance, transfer or lease of properties and assets substantially as an entirety to one or more Subsidiaries of the Company may be deemed not to be a conveyance, transfer or lease to a Person other than the Company, and in the event of such election, such conveyance, transfer or lease shall not be subject to this Section 9.02 and the Notes shall remain convertible into or based on Common Stock, subject to the provisions of Section 4.08. Notice of any such election shall be sent to the Trustee and Conversion Agent promptly following the consummation of any such conveyance, transfer or lease of properties and assets to one or more Subsidiaries, specifying that such transaction does not constitute a conveyance, transfer or lease to a Person other than the Company in accordance with this Section 9.02.

Section 9.03 Successor Corporation to Be Substituted. In case of any such consolidation, exchange, merger or sale, assignment, conveyance, transfer, lease or other disposition of substantially all of the Company’s properties and assets as an entirety and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal (or required portion thereof) of and premium (including any Fundamental Change Purchase Price), if any, accrued and unpaid interest, accrued and unpaid Supplementary Interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company under the Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under the Indenture, with the same effect as if it had been named herein as the party of the first part; provided, however, that in the case of a conveyance, transfer or lease to one or more of the Subsidiaries of the Company of all or substantially all of the properties and assets of the Company, the Notes will remain convertible into cash or a combination of cash and shares of Common Stock, if any, as the case may be, in accordance with Section 4.03, but subject to adjustment (if any) in accordance with Section 4.08. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor

Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of the Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 9 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture.

In case of any such consolidation, exchange, merger or sale, assignment, conveyance, transfer, lease or other disposition of substantially all of the Company’s properties and assets as an entirety, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 9.04 Opinion of Counsel to Be Given to Trustee. In the case of any such consolidation, exchange, merger or sale, assignment, conveyance, transfer, lease or other disposition of substantially all of the Company’s properties and assets as an entirety, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that any such consolidation, exchange, merger or sale, assignment, conveyance, transfer, lease or other disposition of substantially all of the Company’s properties and assets as an entirety, any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the provisions of this Article 9.

ARTICLE 10.

MISCELLANEOUS

Section 10.01 Effect on Successors and Assigns. Notwithstanding Section 1.10 of the Base Indenture, all agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in the Indenture and the Notes will bind their respective successors.

Section 10.02 Governing Law; Waiver of Jury Trial; Jurisdiction. This Supplemental Indenture and the Notes shall be deemed to be contracts made under the law of the State of New York and for all purposes shall be governed by and construed in accordance with the law of said State. Each party hereto and each Holder of Notes by acceptance thereof, hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with the Indenture.

The Company irrevocably consents and submits, for itself and in respect of any of its assets or property, to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting, in each case, in the Borough of Manhattan, the City of New York, New York, United States of America, and any appellate court from any thereof in any suit, action or proceeding that may be brought in connection with the Indenture or the Notes, and waives any immunity from the jurisdiction of such courts. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action or proceeding that may be brought in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and the Company waives, to the fullest extent permitted by law, any objection to the enforcement by any competent court in the Company’s jurisdiction of organization of judgments validly obtained in any such court in New York on the basis of such suit, action or proceeding; provided, however, that the Company does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment or (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment.

Section 10.03 No Security Interest Created. Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 10.04 Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern the Indenture, the latter provision shall control. If any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.

Section 10.05 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar or their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 10.06 Calculations. Except as otherwise provided in the Indenture, the Company shall be responsible for making all calculations called for under the Notes. None of the Trustee, Conversion Agent, Note Registrar, Bid Solicitation Agent or Paying Agent (in each case if different from the Company) shall have any responsibility for making such calculations, for determining amounts to be paid or for monitoring the market price of the Common Stock or be charged with any knowledge of or have any duties to monitor any measurement period. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes, the Daily VWAP, the Daily Conversion Value, the Daily Settlement Amount and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

Whenever the Company is required to calculate the Conversion Rate, the Company will do so to the 1/10,000th of a share of Common Stock, rounding any additional decimal places up or down in a commercially reasonable manner.

Section 10.07 Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

Section 10.08 Notices. The Company or the Trustee, by notice given to the other in the manner provided in Section 1.6 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in Sections 1.6 and 1.7 of the Base Indenture, whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent, the Registrar and the Conversion Agent. Each notice to the Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be sufficiently given if in writing and mailed, first-class postage prepaid to the address most recently sent by the Trustee, the Paying Agent, the Registrar or the Conversion Agent, as the case may be, to the Company.

Section 10.09 Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each of the Company and each Holder of the Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 10.10 The Trustee. The recitals and statements in this Supplemental Indenture and in the Notes are made by the Company only and not by the Trustee, and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as set forth in full herein. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or of the Notes.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

CHENIERE ENERGY, INC.

By:	/s/ Lisa C. Cohen
Name:	Lisa C. Cohen
Title:	Vice President and Treasurer

Cheniere Energy, Inc. – First Supplemental Indenture

Signature Page

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Latoya S. Elvin
Name:	Latoya S. Elvin
Title:	Vice President

Cheniere Energy, Inc. – First Supplemental Indenture

Signature Page

SCHEDULE A

The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to Section 4.07 based on the Stock Price and Effective Date set forth below.

	Stock Price
Effective Date	$81.40	$96.00	$110.00	$124.00	$138.38	$149.00	$159.00	$179.89	$200.00	$250.00	$300.00
March 9, 2015	2.6015	2.8131	2.3535	2.0130	1.7466	1.6037	1.4999	1.1662	1.0420	0.7655	0.5859
March 15, 2016	2.6771	2.5281	1.9370	1.6001	1.3884	1.2748	1.1923	0.9270	0.8283	0.6085	0.4657
March 15, 2017	2.7510	2.2521	1.5336	1.2004	1.0415	0.9563	0.8944	0.6954	0.6214	0.4565	0.3493
March 15, 2018	2.8255	1.9762	1.1303	0.8006	0.6947	0.6378	0.5965	0.4638	0.4144	0.3045	0.2330
March 15, 2019	2.9005	1.7002	0.7270	0.4009	0.3478	0.3193	0.2987	0.2322	0.2075	0.1524	0.1167
March 15, 2020	2.9760	1.4235	0.3226	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF SECURITY]

[For Global Notes, include the following legend:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[For Notes issued with original issue discount, include the following legend:

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. YOU MAY CONTACT THE VICE PRESIDENT AND TREASURER OF CHENIERE ENERGY, INC., AT [ADDRESS], [TELEPHONE NO.], WHO WILL PROVIDE YOU WITH REQUIRED INFORMATION REGARDING ORIGINAL ISSUE DISCOUNT WITH RESPECT TO THE SECURITY (I.E., ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY).]

No.:    [                     ]

CUSIP:

ISIN:

Principal Amount $[        ]

[as revised by the Schedule of Increases

and Decreases in the Global Note attached hereto]1

Cheniere Energy, Inc.

4.25% Convertible Senior Notes due 2045

[1]	Include for Global Notes only.

Cheniere Energy, Inc., a Delaware corporation, promises to pay to [                    ] [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of $[        ] [or such other principal amount as shall be set forth on the “Schedule of Increases and Decreases in the Global Note” attached hereto]2 on March 15, 2045 (the “Maturity Date”), and to pay interest hereon as set forth in the Indenture in the manner, at the rates and to the Persons set forth therein.

Interest Payment Dates:	March 15 and September 15, commencing [ ].

Regular Record Dates:	March 1 and September 1.

Additional provisions of this Note are set forth on the other side of this Note.

[Remainder of the page intentionally left blank]

[2]	Include for Global Notes only.

IN WITNESS WHEREOF, CHENIERE ENERGY, INC. has caused this instrument to be signed manually or by facsimile by two of its duly authorized officers.

Dated:

CHENIERE ENERGY, INC.

By:
Name:
Title:

[Trustee’s Certificate of Authentication Follows]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bank of New York Mellon, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON,

as Trustee

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

CHENIERE ENERGY, INC.

4.25% Convertible Senior Notes due 2045

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under an Indenture dated as of March 9, 2015 (herein called the “Base Indenture”), and as further supplemented by the First Supplemental Indenture, dated as of March 9, 2015 (herein called the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and The Bank of New York Mellon, herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Note will have the right, at such Holder’s option, to require the Company to purchase this Note, or any portion of this Note such that the principal amount of this Note that is not purchased equals $1,000 or an integral multiple thereof, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

This Note will be redeemable, at the option of the Company, in whole at any time or in part from time to time, at any time after March 15, 2020 at a Redemption Price payable in cash equal to the Accreted Amount to be redeemed on the Redemption Date, plus accrued and unpaid interest to but excluding the Redemption Date (unless the Redemption Date is between a Regular Record Date and the Interest Payment Date to which it relates, in which case the Company will pay accrued and unpaid interest to the Holder of record on such Regular Record Date).

As provided in and subject to the provisions of the Indenture, the Company may elect during a 30 consecutive Trading Day period to terminate the right of Holders to convert all or part of their Notes if the Daily VWAP of the Common Stock is greater than or equal to 130% of the Conversion Price for at least 20 Trading Days during such 30 consecutive Trading Day period. If the Company elects to terminate the conversion rights with respect to any Notes on or prior to March 15, 2020, the Conversion Rate for any Notes converted in connection with such termination of conversion rights will be increased as set forth in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding December 15, 2044, and (ii) on or after December 15, 2044, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert this Note or a portion of this Note such that the principal amount of this Note that is not converted equals $1,000 or an integral multiple thereof into an amount of cash, a number of shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, determined in accordance with Article 4 of the Supplemental Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price and Redemption Price for, and the principal amount of, this Note to the Holder that surrenders this Note to the Paying Agent to collect such payments in respect of this Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Note, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee satisfactory indemnity or security, the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (or required portion thereof) of (including the Fundamental Change Purchase Price and Redemption Price), interest on and all amounts of consideration due upon conversion of, this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full

TEN COM - as tenants in common	UNIF GIFT MIN ACT	Custodian
(Cust)

TEN ENT - as tenants by the entireties
(Minor)

JT TEN - as joint tenants with right of Survivorship and not as tenants in common	Uniform Gifts to Minors Act		(State)

Additional abbreviations may also be used though not in the above list.

ANNEX A

[Include for Global Note]

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE

Initial principal amount of Global Note:

Date	Amount of Increase in principal amount of Global Note	Amount of Decrease in principal amount of Global Note	Principal amount of Global Note after Increase or Decrease	Notation by Registrar or Note Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	Cheniere Energy, Inc.

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is such that the principal amount of the portion of this Note that will not be converted equals $1,000 or an integral multiple thereof) below designated, into an amount of cash, number of shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Notes representing any unconverted principal amount hereof, be paid or issued or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

Fill in for registration of any shares of Common Stock and Notes if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address
(including zip code number)

Social Note or other Taxpayer
Identifying Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:	Cheniere Energy, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Cheniere Energy, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date. The undersigned requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (i) the Accreted Amount of this Note as of the Fundamental Change Purchase Date, or a portion thereof (such that the portion of the Note not to be purchased has a principal amount equal to $1,000 or an integral multiple thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur within the period after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, any accrued and unpaid interest thereon to, but excluding, the Fundamental Change Purchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than entire Note):
$ ,000

NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address, including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Notes Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

EXHIBIT B

The following table sets forth the Accreted Amount per $1,000 principal amount of Notes, expressed as a percentage of the principal amount of the Notes, as of the specified dates during the period from the Closing Date through the Maturity Date. The Accreted Amount at any given time shall be determined by the Company. The Trustee, Registrar and Paying Agent shall have no duty to ascertain or verify the Accreted Amount.

		Accreted Price
Period	Date	As % of Par	Dollars
0.0	March 9, 2015	80.00%	$800.00
0.5	September 15, 2015	80.30%	$803.00
1.0	March 15, 2016	80.60%	$806.00
1.5	September 15, 2016	80.90%	$809.00
2.0	March 15, 2017	81.20%	$812.00
2.5	September 15, 2017	81.50%	$815.00
3.0	March 15, 2018	81.81%	$818.10
3.5	September 15, 2018	82.11%	$821.10
4.0	March 15, 2019	82.42%	$824.20
4.5	September 15, 2019	82.72%	$827.20
5.0	March 15, 2020	83.03%	$830.30
5.5	September 15, 2020	83.34%	$833.40
6.0	March 15, 2021	83.65%	$836.50
6.5	September 15, 2021	83.96%	$839.60
7.0	March 15, 2022	84.28%	$842.80
7.5	September 15, 2022	84.59%	$845.90
8.0	March 15, 2023	84.90%	$849.00
8.5	September 15, 2023	85.22%	$852.20
9.0	March 15, 2024	85.54%	$855.40
9.5	September 15, 2024	85.86%	$858.60
10.0	March 15, 2025	86.18%	$861.80
10.5	September 15, 2025	86.50%	$865.00
11.0	March 15, 2026	86.82%	$868.20
11.5	September 15, 2026	87.14%	$871.40
12.0	March 15, 2027	87.47%	$874.70
12.5	September 15, 2027	87.79%	$877.90
13.0	March 15, 2028	88.12%	$881.20
13.5	September 15, 2028	88.45%	$884.50
14.0	March 15, 2029	88.78%	$887.80
14.5	September 15, 2029	89.11%	$891.10
15.0	March 15, 2030	89.44%	$894.40
15.5	September 15, 2030	89.78%	$897.80
16.0	March 15, 2031	90.11%	$901.10
16.5	September 15, 2031	90.45%	$904.50
17.0	March 15, 2032	90.78%	$907.80
17.5	September 15, 2032	91.12%	$911.20
18.0	March 15, 2033	91.46%	$914.60
18.5	September 15, 2033	91.80%	$918.00
19.0	March 15, 2034	92.14%	$921.40
19.5	September 15, 2034	92.49%	$924.90

B-1

		Accreted Price
Period	Date	As % of Par	Dollars
20.0	March 15, 2035	92.83%	$928.30
20.5	September 15, 2035	93.18%	$931.80
21.0	March 15, 2036	93.52%	$935.20
21.5	September 15, 2036	93.87%	$938.70
22.0	March 15, 2037	94.22%	$942.20
22.5	September 15, 2037	94.57%	$945.70
23.0	March 15, 2038	94.93%	$949.30
23.5	September 15, 2038	95.28%	$952.80
24.0	March 15, 2039	95.64%	$956.40
24.5	September 15, 2039	95.99%	$959.90
25.0	March 15, 2040	96.35%	$963.50
25.5	September 15, 2040	96.71%	$967.10
26.0	March 15, 2041	97.07%	$970.70
26.5	September 15, 2041	97.43%	$974.30
27.0	March 15, 2042	97.79%	$977.90
27.5	September 15, 2042	98.16%	$981.60
28.0	March 15, 2043	98.52%	$985.20
28.5	September 15, 2043	98.89%	$988.90
29.0	March 15, 2044	99.26%	$992.60
29.5	September 15, 2044	99.63%	$996.30
30.0	March 15, 2045	100.00%	$1000.00

If any date where the Accreted Amount must be determined for purposes of the Indenture is between two consecutive dates set forth above, the Accreted Amount will be determined by a straight-line interpolation between the Accreted Amounts set forth for such two dates, based on a 365-day year.

B-2